UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASTRA SPACE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

Astra Space, Inc.
2023 Annual Meeting of Stockholders and Proxy Statement
Fellow Stockholders:
I cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Astra Space, Inc., which will be held on June 8, 2023, at 10:00 a.m., Pacific Time at www.virtualshareholdermeeting.com/ASTR2023. The Annual Meeting is again being held virtually to facilitate greater attendance and participation by our stockholders, directors, officers and other stakeholders.
Attached to this letter are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. These proxy materials are being sent to our stockholders of record at the close of business on April 10, 2023. The Proxy Statement also contains instructions on how to access our Proxy Statement and Annual Report online, along with providing directions on how vote online, by mail, or by telephone.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
Sincerely,

Chris Kemp
Chairman of the Board and Chief Executive Officer
THIS PROXY STATEMENT AND THE PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT APRIL 28, 2022.

Astra Space, Inc.
1900 Skyhawk Street, Alameda, California 94501
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When: Thursday, June 8, 2023, 10:00 a.m. Pacific Time
Where: Via the Internet at www.virtualshareholdermeeting.com/ASTR2023
We are pleased to invite you to join our Board of Directors and leadership team at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Astra Space, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live Internet webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ASTR2023. For more information about the Annual Meeting, including how stockholders can ask questions during the Annual Meeting, please see page 60 of the accompanying Proxy Statement.
ITEMS OF BUSINESS:
1.	To elect three Class III directors to serve until our 2026 Annual Meeting of Stockholders.
2.
To approve a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our Class A Common Stock and Class B Common Stock at a ratio in the range of 1-for-5 to 1-for-15, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than June 8, 2024.

3.
To approve the following actions with respect to the existing performance stock options granted to Chris Kemp, Adam London and Martin Attiq under the 2021 Omnibus Incentive Plan (the “Existing PSOs”), that, once vested, are exercisable for an aggregate 9,762,133 shares of our Class A Common Stock and which relate to our long-term incentive plan for senior executives:

(a)	Terminate the Existing PSOs as of the date of the 2023 annual meeting of stockholders; and
(b)
authorize the Compensation Committee to grant to each of Mr. Kemp, Dr. London and Mr. Attiq new performance stock options (the “New PSOs”), with the following parameters: (i) the New PSOs will have an exercise price equal to the fair market value of a share of Astra Space, Inc.’s Class A Common Stock on the date of grant; (ii) the number of shares of Class A common stock to which the New PSOs will be exercisable shall not exceed 4.0 million shares for Mr. Kemp and 1.0 million shares for each of Dr. London and Mr. Attiq, subject to adjustment if Proposal No. 2 is approved and the Board decides to effectuate a reverse stock split; (iii) vesting of the New PSOs will occur over a period of two to five years from the date of grant; and (iv) vesting shall be subject to performance metrics, in the case of clauses (i) through (iv) with the final decision as to the terms of such New PSOs to be determined by the Compensation Committee in its discretion, following stockholder approval (if obtained), but no later than July 31, 2023.

4.
To approve an amendment to the Astra Space, Inc. 2021 Omnibus Incentive Plan (as amended) to increase the number of shares of Class A common stock authorized for issuance under the Plan by either (a) 237,867 shares, if the stockholders approve Proposal No. 3, or (b) 4,000,000 shares if the stockholders do not approve Proposal No. 3.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
RECORD DATE:
You are entitled to vote if you were a stockholder of record at the close of business on April 10, 2023.
HOW TO VOTE:
Even if you plan to participate in the Annual Meeting, please vote right away using one of the following advance voting methods. Please ensure you have your proxy card or voting instruction form in hand and follow the instructions on the card or form.

Via the Internet before the Annual Meeting:
You may vote at www.proxyvote.com, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on June 7, 2023.
By phone:
You may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on June 7, 2023, by calling (800) 690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to 6:00 p.m. Eastern Time on June 7, 2023, the day prior to the Annual Meeting.
Via Remote Communication during the virtual Annual Meeting:
You can vote electronically during the Annual Meeting. To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/ASTR2023. Stockholders or their legal proxies must enter the 16-digit control number found on their proxy card, voting instruction form, or other proxy materials. You can find instructions for voting online during the virtual Annual Meeting on page 60 of the accompanying Proxy Statement.
By Order of the Board of Directors,

Matthew Sant, Corporate Secretary

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT
PROXY STATEMENT SUMMARY	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	3
PROXY STATEMENT	4
PROPOSALS TO BE VOTED ON	14
Proposal 1: Election of Class III Directors	14
Director Compensation	19
Proposal 2: Approval of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split	20
Proposal 3: Termination of Existing Performance Stock Options to Chris Kemp, Adam London and Martin Attiq and Authorize the Grant of New Performance Stock Options at the Compensation Committee’s Discretion, subject to Certain Parameters	27
Proposal 4: Approval of an Amendment to the Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended, to increase the number of shares of Class A Common Stock authorized for issuance under the 2021 Omnibus Incentive Plan	31
Proposal 5: Ratification of Independent Registered Public Accounting Firm for the Year Ending December 31, 2023	38
EXECUTIVE OFFICERS	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
EXECUTIVE COMPENSATION	41
PAY VERSUS PERFORMANCE	51
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	53
AUDIT COMMITTEE REPORT	54
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55
STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING	58
REQUESTING ADDITIONAL MATERIALS	58
HOUSEHOLDING OF PROXY MATERIALS	58
INFORMATION ABOUT THE MEETING AND VOTING	59
APPENDIX A: CERTIFICATE OF AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ASTRA SPACE, INC.	A-1
APPENDIX B: 2021 OMNIBUS INCENTIVE PLAN (AS AMENDED)	B-1

PROXY STATEMENT SUMMARY
ANNUAL MEETING OF STOCKHOLDERS OF
ASTRA SPACE, INC.
TO BE HELD ON JUNE 8, 2023
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before voting and you should read the entire Proxy Statement before you vote. For more complete information regarding Astra Space, Inc.’s 2022 performance, please review Astra Space Inc.’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2022.
INTRODUCTION
The Board of Directors (the “Board”) of Astra Space, Inc. (“Astra,” the “Company,” “us,” “we,” “our” and any related terms) is soliciting proxies from stockholders for its use at the 2023 annual meeting of stockholders (the “Annual Meeting”), and at any adjournment or adjournments thereof. The Annual Meeting is scheduled to be held on June 8, 2023, at 10:00 a.m., Pacific Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ASTR2023.
This Proxy Statement relates to the solicitation of proxies by the Board for use at the Annual Meeting.
PROPOSALS TO BE VOTED ON
Stockholders are being asked to vote on the following matters at the Annual Meeting:
Proposal	Board Recommendation
Proposal 1. Election of Directors (Page 14)
The Board and the Nominating and Corporate Governance Committee believe that each of the director nominees, Michèle Flournoy, Michael Lehman and Lisa Nelson, possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.
FOR all of the director nominees
Michèle Flournoy, as a Class III director, is nominated to serve for a period of three (3) years, which term will expire at the 2026 Annual Meeting of Stockholders.
Michael Lehman, as a Class III director, is nominated to serve for a period of three (3) years, which term will expire at the 2026 Annual Meeting of Stockholders.
Lisa Nelson, as a Class III director, is nominated to serve for a period of three (3) years, which term will expire at the 2026 Annual Meeting of Stockholders.
Proposal 2. Approval of Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our Class A Class A Common Stock and Class B Common Stock (the “Reverse Stock Split Proposal”) (Page 20)

The Board has determined that is in the best interests of the Company and advisable for stockholders to approve the Reverse Stock Split Proposal to decrease the total number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), outstanding and proportionately increase the market price of the Class A Common Stock above $1.00 per share to satisfy the continuing listing requirements of the Nasdaq Capital Market. The Reverse Stock Split Proposal will not reduce the number of authorized shares of Class A Common Stock (which will remain at 400,000,000) or Class B Common Stock (which will remain at 65,000,000) and will not change the par value of the Class A Common Stock and Class B Common Stock (which, in each case, will remain at $0.0001 per share).
FOR

Proposal	Board Recommendation
Proposal 3. Termination of Existing Performance Stock Options to Chris Kemp, Adam London and Martin Attiq and Authorize the Grant of New Performance Stock Options at the Compensation Committee’s Discretion, subject to Certain Parameters (the “LTIP Proposal”) (Page 27)

The Board, at the recommendation of the Compensation Committee, has determined that the existing performance stock options granted to Mr. Kemp, Dr. London and Mr. Attiq, that, once vested, are exercisable for an aggregate 9,762,133 shares of our Class A Common Stock, should be terminated and that new performance stock options should be granted to Mr. Kemp, Dr. London and Mr. Attiq, in the aggregate of no more than 6,000,000 shares of Class A Common Stock, with performance metrics more in line with our current strategic objectives and stock price. If approved, the grants will be subject to certain parameters regarding the exercise price, vesting and performance metrics, all of which will be determined by the Compensation Committee within those parameters.
FOR
Given the pause in our commercial launch operations to focus on the development of Launch System 2 and our focus on the growth of our space products business with the Astra Spacecraft Engine™, along with the continued decline in our stock price since the fourth quarter of 2021, shortly after the existing performance stock options were granted, both the Board and the Compensation Committee believe that the performance metrics underlying the existing performance stock options, when coupled with the precipitous stock price declines, will be difficult to achieve before their vesting expiration date of November 15, 2026. This, along with the fact that the existing performance stock options are significantly underwater, support the Board’s belief that the existing performance stock options do not serve the Board’s goals of driving financial performance and ultimately long-term stockholder value, nor do they serve as retention tools for Mr. Kemp, Dr. London or Mr. Attiq, as a significant portion of their compensation is tied to these existing performance stock options.

The Board and the Compensation Committee believe these actions are in the best interest of the Company and its stockholders and the stockholders are asked to (i) approve the termination of the existing performance stock options to Mr. Kemp, Dr. London and Mr. Attiq; and (ii) to authorize the Compensation Committee to issue new performance stock option grants to Mr. Kemp, Dr. London and Mr. Attiq, exercisable into no more than 4 million shares for Mr. Kemp and 1 million shares for each of Dr. London and Mr. Attiq and subject to certain other parameters described under Proposal 3 below as determined by the Compensation Committee.

Proposal 4. Approval of an amendment to the Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended (the “Plan”) to increase the number of shares of Class A Common Stock authorized for issuance under the Plan by (a) 237,867 shares, if the stockholders approve the LTIP Proposal or (b) 4,000,000 shares, if the stockholders do not approve the LTIP Proposal (the “Omnibus Plan Proposal”) (Page 31)

The Board has determined that is advisable for stockholders to approve the Omnibus Proposal to ensure that a sufficient reserve of shares remains available for issuance to allow the Company to continue using equity incentives at the levels Astra deems necessary to attract and retain the services of individuals believed to be essential to its long-term growth and financial success. We intend to use these additional shares to support retention grants for employees (other than Mr. Kemp, Dr. London and Mr. Attiq) and to attract key talent for all areas of our business operations.
FOR

Proposal	Board Recommendation
Proposal 5. Ratification of the appointment of PricewaterhouseCoopers LLP as Astra’s independent registered public accounting firm for the 2023 fiscal year (the “PwC Ratification Proposal”) (Page 38)
The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of PwC.
FOR
WHERE TO FIND MORE INFORMATION
Please see the “Information about the Meeting and Voting” section below for important information about the proxy materials, record date, voting shares, and the Annual Meeting.
LEARN MORE ABOUT ASTRA
You can learn more about Astra, view our corporate governance materials, and much more by visiting our website, https://astra.com. Information contained on our website is not incorporated into or a part of this Proxy Statement.
Please also visit the Annual Meeting website at www.proxyvote.com to easily access the Company’s proxy materials or vote through the Internet.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “plan,” “seek,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Astra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause Astra’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” in our Form 10-K and those described from time to time in our future reports filed with the United States Securities and Exchange Commission (the “SEC.”).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The e-proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this Proxy Statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this Proxy Statement, our Form 10-K, and our form of Proxy Card (the “Proxy Card”)) online, we are also mailing a full set of our proxy materials to our stockholders. This Proxy Statement, the Form 10-K, and the Proxy Card are available at https://investor.astra.com.

PROXY STATEMENT
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via the Internet on Thursday, June 8, 2023, 10:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/ASTR2023.
You are receiving this Proxy Statement because you own shares of our Class A Common Stock or Class B Common Stock, entitling you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
ABOUT ASTRA
Astra’s mission is to improve life on Earth from space by launching a new generation of space products and services. These products and services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than traditional satellites. We believe that frequent, reliable, dedicated launches and space products enabled by scaled manufacturing are the keys to accelerating the growth of the space economy.
Astra aims to develop and operate a mass-producible dedicated mobile orbital launch system. Our system consists of a small launch vehicle that can be transported inside standard shipping containers and mobile ground launch infrastructure that we designed to be rapidly deployed anywhere in the world we are licensed to operate and where our spaceports are located. This system is designed by Astra and manufactured in Astra’s vertically-integrated rocket factory in Alameda, California, which we have designed to manufacture and integrate the majority of the components. Our launch system requires a launch site with little more than a concrete pad and only six Astra employees on-site. Our system is designed to meet the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites into their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives for the thousands of LEO satellites which commercial companies and governments plan to launch in the coming decade.
We have made significant progress in the development of our launch capabilities to date. On November 20, 2021, we successfully launched launch vehicle LV0007 into orbit at an inclination of 86.0 degrees, an altitude of 500 km and velocity of 7.61 km/s, making Astra one of the fastest U.S. companies to have successfully demonstrated the orbital placement of a test payload. We commenced paid commercial launch services in 2022. To date, we have had three commercial launches and have delivered 23 satellites into low earth orbit.
During the third quarter of 2022, we decided to focus on the development and production of the next version of our launch system, which we announced at our inaugural Spacetech Day on May 12, 2022. As a result, we have discontinued the production of launch vehicles supported by our previous launch system, Launch System 1, and commenced development of our new launch system, Launch System 2. We anticipate conducting our first test launch of Launch System 2 by the end of 2023 and commencing commercial launches beginning in 2024.
In addition to Launch Services, we also offer Space Products to LEO operators. Currently, under our Space Products segment, we offer an industry leading spacecraft engine platform consisting of two in-space electric propulsion systems. In 2022, we began delivery of our Astra Spacecraft EnginesTM to our customers. Currently, our spacecraft engines have more than 600 on-orbit burns making it one of the most proven spacecraft engine products in the market.
We believe that these two operating segments will create an integrated space services platform that will allow our customers to focus on innovative applications rather than investing in bespoke satellite development and separately contracting Launch Services. Further details of our current and expected future service offerings are provided below.
•
Launch Services — To provide rapid, global, and affordable Launch Services to satellite operators and governments. We have conducted launch operations from Pacific Spaceport Complex in Kodiak, Alaska and Cape Canaveral Space Force Station in Cape Canaveral, Florida. We plan to add additional launch sites in diverse locations based on our customers' inclination requirements and as we increase the frequency of launches.

•
Space Products — To design and provide space products based on the customers' needs for a successful satellite launch. Currently we offer two in space electric propulsion systems. Our offering consists of the design and delivery of a propulsion module comprised of a thruster, a power processing unit, a tank and a feed system.

Our ability to achieve these goals and objectives by our planned timelines are conditional upon a number of factors, including our ability to successfully and timely develop our launch vehicles and our ability to effectively market and sell our services and products. See Part I, Item 1A. “Risk Factors” in the Form 10-K and subsequent filings with the SEC for additional factors that could affect our ability to achieve these goals.
CORPORATE GOVERNANCE FRAMEWORK
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that, along with Astra’s Second Amended and Restated Certificate of Incorporation (the “Charter”), Astra’s Amended and Restated Bylaws (the “Bylaws”) and the charters of the committees of the Board (the “Committees”), provide the framework for the governance of the Company. The Code of Conduct applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and is available on the “Governance Overview” section of Astra’s investor relations website at https://investor.astra.com. The charters for all of our Committees as well as our Corporate Communications Policy and Whistleblower and Complaint Policy are also available on the “Governance Overview” section of Astra’s investor relations website at https://investor.astra.com. In addition, we will post on our website all other disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct. These documents are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from Astra’s Corporate Secretary by writing to Astra Space, Inc., Attn: Corporate Secretary, 1900 Skyhawk Street, Alameda, California 94501.
Board Structure and Leadership
The Board consists of seven directors as of April 28, 2023. In accordance with the terms of the Charter and Bylaws, the Board is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. As of the date of this Proxy Statement, the Class I directors are Chris Kemp and Adam London, the Class II directors are Julie Cullivan and Scott Stanford, and the Class III directors are Michael Lehman, Michèle Flournoy and Lisa Nelson. The terms of Class III directors expire at the Annual Meeting, the terms of the Class I directors expire at the 2024 annual meeting of stockholders, and the terms of Class II directors expire at the 2025 annual meeting of stockholders.
Mr. Kemp has served as Chairman of the Board and Chief Executive Officer (“CEO”) since June 30, 2021, when we closed on our Business Combination Agreement dated February 2, 2021 (the “Business Combination”). The Board regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent director. In connection with Mr. Kemp’s appointment, the Board determined that it was in the best interests of Astra stockholders to keep the Chairman and CEO roles combined. The Board reached this decision in light of Mr. Kemp’s significant industry and leadership experience, including having served as the CEO and President of Astra Space, Inc., now known as Astra Space Operations, Inc. (“Legacy Astra”) since September 28, 2016. The Board also believes that Mr. Kemp is well positioned to effectively connect the Board and Astra management as he continues to work to establish Astra’s strategic framework and orchestrate its long-term plan. Additionally, Mr. Kemp’s employment agreement contemplates and provides for this combined role. Over the course of his tenure at Astra, (including Legacy Astra), he has worked to develop a process through which each component of this strategic framework is reviewed with the Board on a regular basis.
As Chairman of the Board and pursuant to the Bylaws, Mr. Kemp presides at all Board and stockholder meetings, serves as the primary spokesperson for Astra and acts as a liaison between the Board and the stockholders. As CEO and pursuant to the Bylaws, Mr. Kemp supervises the business of the Company, subject to the direction of the Board.
When the Chairman of the Board is not an independent director, (as is the case here), a Lead Independent Director may be elected annually by the Board. The Board has elected Mr. Stanford to serve as Lead Independent Director. In this role, Mr. Stanford acts as principal liaison between the independent directors and the Chairman and CEO and works in tandem with Mr. Kemp in reviewing and approving meeting agendas for the Board and in facilitating timely and appropriate information flow to the Board, among other duties. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
During the calendar year ended December 31, 2022, the Board held 4 regularly scheduled meetings and 3 special meetings. During the 2022 calendar year, each director on the Board attended more than 75% of the total number of Board meetings and meetings of the Committees on which he or she served.

Executive Sessions
Independent directors of the Board met in executive session without management at every regularly scheduled meeting during the year ended December 31, 2022. Mr. Stanford, as the Lead Independent Director, led these executive sessions. Additionally, the Audit Committee is required to, and did, meet in executive session at least on an annual basis pursuant to its Charter. The Compensation Committee and Nominating and Corporate Governance Committee have not historically met in executive session during their regularly scheduled meetings, except when necessary to discuss sensitive matters outside the presence of management.
Independence of Directors
The Board has determined that five of its seven directors as of the date of this Proxy Statement are independent directors in accordance with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”): Ms. Cullivan, Ms. Flournoy, Mr. Lehman, Ms. Nelson and Mr. Stanford. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the Board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of Nasdaq, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of Nasdaq and the Exchange Act.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. Compensation Committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Board has determined that all four members of our Audit Committee, Ms. Cullivan, Mr. Lehman, Ms. Nelson and Mr. Stanford, and all three members of our Compensation Committee, Mr. Lehman, Ms. Nelson and Mr. Stanford, have satisfied the applicable independence criteria under the Exchange Act for each such committee.
The Board based its independence determinations upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships. In making this determination, the Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Kemp is not an independent director under these rules because he is our CEO. Dr. London is not an independent director under these rules because he is our Chief Technology Officer.
Board and Committee Evaluations
The Board conducts its annual performance evaluation of the Board as a whole and each of its Committees using in-person interviews with the chair of our Nominating and Corporate Governance Committee. These interviews use an open-ended question and answer format in a survey. All directors are required to assess the actions taken by the Board and each Committee on which the director serves during the past year and suggest changes or improvements for each Committee and the Board. The questions give each director an opportunity to provide candid observations and affirmative feedback to their peers and management. The Nominating and Corporate Governance Committee oversees the evaluation process.
The chair of our Nominating and Corporate Governance Committee combines the responses and then shares the themes and recommendations with the Board in executive session. The summary is used to promote open dialogue during the executive sessions of the Board and Committee meetings.
The Board believes this process evokes meaningful feedback. The process highlights the Board’s commitment to continuous self-improvement by identifying those issues that sometimes require honest and difficult conversations and supports the Board’s nomination and refreshment practices.

Director Selection and Nomination Process
The Board has delegated to the Nominating and Corporate Governance Committee the task of identifying, considering, recruiting, reviewing, and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the Board’s policy that directors should possess strong personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates includes consideration of a range of diversity perspectives, including but not limited to professional experience, skills, knowledge, and length of service.
The biography for each of the director nominees included in this Proxy Statement indicate each nominee’s experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to conclude each such director should continue to serve as a director of the Company. The Nominating and Corporate Governance Committee and the Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of the Board as a whole.
The Nominating and Corporate Governance Committee’s process for identifying and evaluating director nominees includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Nominating and Corporate Governance Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
The Board is continually evaluating the need for Board refreshment and has been focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the Company in light of Astra’s strategy and long-term plan. The Board also aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the ideas and perspectives that can come from adding new members. The Nominating and Corporate Governance Committee will consider nominations by stockholders who recommend candidates for election to the Board in a similar manner as described above. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by following the process described under “Stockholder Proposals for the 2024 Annual Meeting” below.
Board Diversity
The table below provides certain information with respect to the composition of our Board. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (as of April 28, 2023)
Total number of directors: 7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or more Races or Ethnicities	1	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Board Role in Risk Oversight
The Board has overall responsibility for risk oversight, including, as part of regular Board and Committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks Astra faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board in reviewing Astra’s business strategy is an integral aspect of its assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing Astra’s business continuity risks, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the Committees regularly reports to the Board.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by overseeing the management of financial risks, such as with respect to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, insider trading, ITAR and other regulatory compliance risk, environmental risk and cash investment strategy and results, and risks relating to the performance of internal audit function and our independent registered public accounting firm, as well as Astra’s systems of internal controls and disclosure controls and procedures, along with processing information about cybersecurity risks and incidents, as needed. The Compensation Committee assists the Board by overseeing and evaluating Astra’s compensation policies, practices, and arrangements to determine whether they encourage excessive risk-taking. The Nominating and Corporate Governance Committee assists the Board by overseeing the management of risks associated with potential conflicts of interest and overseeing and evaluating programs and risks associated with Board organization, membership and structure, management succession, and corporate governance, ITAR and related regulatory compliance and environmental matters. In addition, the Board and its Committees receive periodic detailed operating performance reviews from members of management.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of the Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. One of our then-serving Board members attended our 2022 annual meeting of stockholders.
COMMITTEES OF THE BOARD
The Board has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board. The charters for each Committee are available in the “Governance Overview” section of Astra’s investor relations website at https://investor.astra.com.
Audit Committee
The members of our Audit Committee are Michael Lehman (Chair), Julie Cullivan, Lisa Nelson, and Scott Stanford. Ms. Cullivan joined the Audit Committee on February 1, 2023 and did not attend any Audit Committee meetings during the year ended December 31, 2022 because she was not yet a director. The Board has determined that each of Mr. Lehman, Ms. Cullivan, Ms. Nelson and Mr. Stanford satisfies the independence standards for audit committee purposes as that term is defined by the applicable rules of Nasdaq and the Exchange Act and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. The Board has also determined that Mr. Lehman qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K. During the calendar year ended December 31, 2022, the Audit Committee held ten regularly scheduled meetings and no special meetings.
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. The Audit Committee’s specific responsibilities, among others, include:
•	Annually evaluate, determine the selection of and, if necessary, determine the replacement or rotation of the independent auditor, the lead audit partner and any other active audit engagement team.
•	Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor and pre-approve the related fees.
•
Ensure the receipt of, review, evaluate and discuss formal written reports, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company. Review with the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation.

Review with the independent auditor any noteworthy audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and management’s response to such problems or difficulties.
•
Review and discuss with management and the independent auditor the Company’s system of internal controls, its financial and critical accounting practices and its policies relating to risk assessment and management.

•
Review with management the Company’s procedures and practices designed to provide reasonable assurance that: (i) the Company’s books, records, accounts and internal accounting controls are established and maintained in compliance with all applicable federal and state laws, regulations and requirements to which the Company is subject, and (ii) there are adequate company-level controls in place to prevent or detect (A) any improper or illegal disbursement of corporate funds or property of value or (B) the making of any arrangement on behalf of the Company which may provide for or result in the improper or illegal disbursement of funds or property of value, in order that the Company be in compliance with such laws and regulations.

•
On a timely basis, discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports, if any, that raise material issues regarding, or call into question the integrity of, the Company’s financial statements or accounting policies.

•
Establish procedures for the prompt internal reporting, including confidential reporting of violations of the Code of Conduct and receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters and any other violations of the Company’s policies. Review any such complaints and submissions that have been received, including the current status and the resolution if one has been reached, and retain authority to determine the appropriate response and remedy.

•
Assist the Board in its oversight of risk, which includes without limitation overseeing the management of financial risks, such as with respect to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, insider trading and cash investment strategy and results, and risks relating to the performance of the Company’s internal audit function and its independent registered public accounting firm, as well as the Company’s systems of internal controls and disclosure controls and procedures, and cybersecurity.

•	Develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters.
•	Review policies on risk assessment and risk management.
•
At least annually, (i) obtain and review a report, orally or in writing, from the independent auditor describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (ii) assess the auditor’s independence and all relationships between the independent auditor and the Company.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by Astra’s independent registered public accounting firm must be approved in advance by our Audit Committee.
Compensation Committee
The members of our Compensation Committee are Scott Stanford (Chair), Michael Lehman, and Lisa Nelson. The Board has determined that each member of the Compensation Committee satisfies the independence standards of the applicable rules of Nasdaq and Rule 10C-1 of the Exchange Act and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. The Compensation Committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate such responsibilities of the full committee to the executive officers of Astra and other persons as may be permitted by applicable laws, rules or regulations, and in accordance with the listing standards set forth by Nasdaq, except that compensation actions affecting the CEO may not be delegated. During the calendar year ended December 31, 2022, the Compensation Committee held fourteen regularly scheduled meetings and one special meeting.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. Our Compensation Committee’s specific responsibilities, among others, include:
•	Review and establish the Company’s overall management compensation philosophy and policies.
•
Annually review, determine and approve corporate, individual and other goals and objectives relevant to the compensation of the CEO, review the evaluation of the CEO’s performance from the Nominating and Corporate Governance Committee and either as a committee or together with the other independent directors, determine and approve the compensation for the CEO based on the performance evaluation to the extent determined to be advisable, with the deliberations and voting on the CEO’s compensation to be conducted without the CEO present.

•
Annually review and approve compensation structure for other executive officers of the Company (including all individuals who are “insiders” subject to Section 16 of the Exchange Act (collectively, the “Senior Officers”)), including approval of salary, bonus, and incentive and equity compensation for executive officers.

•
Review and make recommendations to the Board about the form and amount of cash-based and equity-based compensation to be paid or awarded to the Company’s non-employee directors, including compensation for service on the Board or on committees of the Board.

•
Review and administer the Company’s equity-based compensation plans, management incentive compensation plans, grant awards under such plans and make recommendations to the Board about amendments to such plans (unless the authority to make amendments has been delegated to the Committee under such plans) and the adoption of any new compensation plans, including making recommendations for an increase in shares available for issuance under such plans.

•
Oversee the administration of and, if deemed necessary, amend the Company’s 401(k) plan and any deferred compensation plans (collectively, the “Designated Plans”), and if desired, delegate the routine administration of the Designated Plans to an administrative committee consisting of employees of the Company named by the Committee.

•
Review, consider and select, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for executive officers and directors and all employees.

•
Recommend to the Board any stock ownership guidelines for the CEO and the Senior Officers, other executives and non-employee directors, periodically assess compliance with these guidelines and recommend revisions as appropriate.

•
Produce, if required, a compensation committee report on executive compensation for inclusion in the Company’s Annual Report on Form 10-K and its annual proxy statement in accordance with Securities and Exchange Commission proxy and disclosure rules, or other similar filings.

•
Review, when applicable, the compensation discussion and analysis disclosures and any narrative disclosure regarding the Company’s compensation policies and practices as they relate to its risk management and are included in the Company’s Annual Report on Form 10-K, its annual proxy statement in accordance with SEC proxy and disclosure rules, or other similar filings.

•	Monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers.
•	Review and approve all Senior Officer employment contracts and other compensation, severance and change-in-control arrangements for current and former Senior Officers.

•	Establish and review periodically policies and procedures with respect to perquisites.
•
Review the Company’s compensation policies, practices and arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation and evaluate compensation policies and practices that could mitigate any such risk.

•	Maintain minutes of Committee meetings and report its actions and any recommendations to the Board on a periodic basis.
The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, appoint, retain or obtain the advice of a compensation consultant, legal counsel, or other advisor and will have sole authority and direct responsibility to approve such compensation consultant’s or other advisor’s fees and other retention terms, to oversee the work of and to terminate such compensation consultant or other advisor, to pay from the funds of the Company reasonable compensation to such compensation consultant or other advisor retained by the compensation committee, and to provide for appropriate funding for such reasonable compensation, which will be provided by the Company and determined by the Compensation Committee. However, before selecting or obtaining the advice of a compensation consultant, legal counsel, or other advisor (other than in-house legal counsel), the Compensation Committee will consider all factors relevant to the independence of such consultant, counsel or other advisor from management, including the factors set forth in Nasdaq rules then in effect and any other applicable laws, rules, or regulations. After considering such factors, the Compensation Committee has appointed Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as the Committee’s compensation consultant. The Compensation Committee also obtains advice on compensation related matters from outside legal counsel, Cozen O’Connor P.C.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee as of the date of this Proxy Statement are Michèle Flournoy (Chair) and Lisa Nelson. The Board has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence standards of the applicable rules of Nasdaq. During the calendar year ended December 31, 2022, the Nominating and Corporate Governance Committee held five regularly scheduled meeting and no special meetings.
Our Nominating and Corporate Governance Committee’s specific responsibilities, among others, include:
•
Identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, receive nominations for such qualified individuals and review recommendations put forward by the Chief Executive Officer (the “CEO”), and recommend to the Board the director nominees for the next annual meeting of stockholders, taking into account each candidate’s ability, judgment and experience and the overall diversity and composition of the Board.

•	Recommend to the Board the classes of the Board on which such nominees should serve.
•	Recommend to the Board the directors who should serve as chairperson of the Board and Lead Director, if the chairperson is the chief executive officer.
•	Establish a policy under which stockholders of the Company may recommend a candidate to the Committee for consideration for nomination as a director.
•	If a vacancy on the Board or any Board committee occurs, identify and recommend to the Board qualified candidates to fill such vacancy.
•	Review, evaluate and recommend changes to the Board with respect to its size, composition and its committees.
•	Review and recommend committee slates annually and recommend additional committee members to fill vacancies as needed.
•
Clearly articulate to each director what service on the Board entails, including reference to the Company’s corporate governance guidelines and directors’ basic duties and responsibilities with respect to attendance at Board meetings, and advance review of meeting materials.

•	Provide for new director orientation and continuing education for existing directors on a periodic basis.

•
Review from time to time and recommend to the Board changes to the Company’s certificate of incorporation, bylaws and other corporate governance policies and review on other corporate governance matters.

•
Develop and recommend to the full Board a set of corporate governance guidelines applicable to the Company that address, at a minimum, the following subjects: (i) selection and composition of the Board, (ii) Board membership criteria, (iii) Board compensation and performance evaluation, (iv) management succession, (v) director access to management and, as necessary and appropriate, independent advisers, and (vi) protocols for meetings of the Board.

•	Review the corporate governance guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.
•
Review the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, service of non-employee directors, the meeting frequency of the Board and the structure of Board meetings and make recommendations to the Board with respect thereto.

•
Periodically review and recommend any adjustments to the structure, functions, duties and composition of the Board and committees of the Board and make recommendations to the Board with respect thereto.

•	Review Company policies with respect to significant issues of corporate public responsibility.
•	Recommend to the Board or to the appropriate committee thereof processes for annual evaluations of the performance of the Board and the appropriate committees thereof.
•	Oversee such annual evaluation processes of the Board and its committees.
•	Structure, oversee and conduct the performance evaluation of the Chief Executive Officer and report to the Compensation Committee and the Board.
•	Review and approve all committee charters, including but not limited to, the audit committee charter, the compensation committee charter, the nominating and corporate governance committee charters.
•	Oversee the Company’s compliance with the listing requirements under Nasdaq, particularly as they relate to Board and committee independence and diversity.
•	Oversee the Company’s compliance with regulatory requirements applicable to its business, including the International Traffic in Arms Regulations.
•
Oversee the systems and processes established by the Company to ensure compliance with the Company’s Code of Business Conduct and Ethics and the Company’s conflict of interest policies, and consider and report to the Board any questions of possible conflicts of interest of members of the Board.

•	Oversee the Company’s engagement with and disclosures to stockholders and other interested parties concerning environmental, social and corporate governance (“ESG”) matters.
•	Oversee the development of the Company’s ESG policies and programs and approve ESG reporting metrics.
•	Review and evaluate corporate governance and ESG trends and report to the Board and make recommendations for policies related to ESG and review related ESG matters and opportunities for the Company.
•	Oversee the maintenance and presentation to the Board of management’s plans for succession to senior management positions in the Company.
•	Maintain minutes of Committee meetings and report its actions and any recommendations to the Board on a periodic basis.
•	Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

ESG AND HUMAN CAPITAL
At Astra, we view our ESG responsibilities as paramount to our mission to Improve Life on Earth from Space® and our vision to create a healthier and more connected planet. As described below, we seek to positively impact all stakeholders. Some of our efforts to further our focus on environmental, social and governance matters are described below and elsewhere in this Proxy Statement.
Environmental Matters
We strive to continuously Improve Life on Earth from Space®. Our environmental efforts and our business and processes support the impact of our mission. To that end, we have designed our rockets out of simple and safe materials. Our first stage of the launch vehicle, the largest part, is made from aluminum, and upon falling to the ocean, becomes an artificial reef that then supports the flora and fauna in the ocean. Since Legacy Astra was founded in 2016, we have not had any major environmental controversies, which is indicative of the care and attention we take in the manufacture, testing and launch of our launch vehicles. The U.S. Federal Aviation Administration (the “FAA”) regulates and licenses all of our launch activities. This regulatory process includes an environmental review that makes a determination of whether Astra's activities negatively impact the environment. Stated simply, we cannot launch if the FAA determines that our activities will pose significant hazards to people or the environment. To date, the FAA has approved all of our launches, which includes this environmental approval. We are subject to federal, state, local, and foreign laws, regulations, and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, greenhouse gases and the management of hazardous substances, oils and waste materials. We are an active member of the World Economic Forum, where we are working with companies around the world to help develop sustainable policies and address concerns related to space debris. We continually look to implement sustainability efforts and favor vendors who also have enacted sustainability measures.
Human Capital
We believe our success depends on our ability to attract and retain the best diverse talent in the industry. We ended 2022 with 359 full-time employees, the majority of which work at our headquarters in Alameda, California. Our human capital strategy includes partnerships with several diversity talent partners, compensation programs that recognize and reward employees and teams for demonstrating our values, effectively onboarding and assimilating new employees, advisors and consultants. Our talented team is comprised of employees from a wide variety of reputed commercial aviation, aerospace, high-technology and world-recognized organizations.
Culture
Astra is guided by a core set of values. We recently updated these values to reflect the evolving culture of Astra as we grow, mature and scale as a company. Our new core values reflect that we are a community of people that:
•	Simplicity. We believe that simple scales
•	Trust. We build trust by doing what we say we will do
•	Accountability. We are accountable to each other and for the work we do
•	Respect. We respect each other and opposing ideas
•	Reliability. We are rigorous and consistently deliver quality and reliable products on time
These values are the foundation to our company culture and are a key element to managing and developing our workforce. We believe in a culture of inclusion, collaboration, and innovation supporting our employees to do their best work here. This philosophy is woven into all of our Human Capital programs.
COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties may communicate with the Board by writing to c/o Corporate Secretary, Astra Space, Inc., 1900 Skyhawk Street, Alameda, California 94501. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received are forwarded directly to Board members as part of the materials delivered in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON
PROPOSAL 1
ELECTION OF DIRECTORS
The Board currently consists of seven directors. In accordance with the terms of our Charter and Bylaws, the Board is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class III directors are up for re-election at the Annual Meeting. The Class III directors are Michèle Flournoy, Michael Lehman and Lisa Nelson. The Class I directors are Chris Kemp and Adam London, and their terms will expire at the 2024 Annual Meeting of Stockholders. The Class II directors are Scott Stanford and Julie Cullivan, and their terms will expire at the 2025 Annual Meeting of Stockholders. Ms. Cullivan was appointed to the Board effective February 1, 2023.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating Ms. Flournoy, Mr. Lehman, and Ms. Nelson for re-election. If re-elected, each director will serve on the Board until the 2026 annual meeting of stockholders, or until his or her successor is duly elected and qualified in accordance with our Charter and Bylaws, or his or her earlier death, resignation or removal.
Below is certain information concerning Ms. Flournoy, Mr. Lehman, and Ms. Nelson, the Board’s nominees for election at the Annual Meeting. The biographies below contain information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that Ms. Flournoy, Mr. Lehman, and Ms. Nelson should each be re-elected as a director of the Company. The Board believes that Ms. Flournoy, Mr. Lehman, and Ms. Nelson have valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of the Company. Each nominee’s biography includes the specific experience, qualifications, attributes, and skills that led the Board to conclude that he or she should serve as director.
The persons named as proxies on the proxy card intend to vote the proxies for the election of Ms. Flournoy, Mr. Lehman, and Ms. Nelson to the Board. Ms. Flournoy, Mr. Lehman, and Ms. Nelson have each consented to being named in this Proxy Statement and to serve as a director if elected.

Michèle Flournoy Age: 62 Board Committees: Nominating and Corporate Governance (Chair)
Michèle Flournoy has served as one of the Company’s directors since August 2021. Ms. Flournoy’s career has spanned many roles in the defense and national security industry, ranging from research to advisory. She is the co-founder and managing partner of WestExec Advisors, a strategic advisory firm formed in early 2018. She previously served as the Under Secretary of Defense for Policy from February 2009 to February 2012, acting as principal advisor to the Secretary of Defense in the formulation of national security and defense policy, oversight of military plans and operations, and in National Security Council deliberations. She led the development of the Department of Defense’s 2012 Strategic Guidance and represented the Department in dozens of foreign engagements, in the media and before Congress. Ms. Flournoy co-founded the Center for a New American Security (“CNAS”), a bipartisan think tank, in 2007 and served as President until 2009. She returned to serve as the CEO of CNAS from July 2014 through December 2017. Ms. Flournoy is also the recipient of numerous honors and awards, and has edited and authored various works on a broad range of defense and national security issues. In addition, Ms. Flournoy has served as a director of Booz Allen Hamilton since 2018, and has also served on numerous other business and advisory boards such as Spirit of America, The U.S. Naval Academy Foundation, CARE and the Honorary Advisory Committee of The Leadership Council for Women in National Security. Ms. Flournoy is also a former member of the President’s Intelligence Advisory Board, the CIA Director’s External Advisory Board, and the Defense Policy Board, and is currently a member of the Council on Foreign Relations and the Aspen Strategy Group, and is a Senior Fellow at Harvard’s Belfer Center for Science and International Affairs.

Ms. Flournoy is qualified to serve as a member of the Board based on her extensive experience in the defense and national security industry and as a co-founder of two respected and successful organizations. In addition, her experience as an incumbent Board member has granted her valuable insight into the operations of Astra’s business and the objectives of our executive management team.

Michael Lehman Age: 72 Board Committees: Audit (Chair) Compensation
Michael Lehman has served as one of the Company’s directors since June 30, 2021. Mr. Lehman served the University of Wisconsin in various capacities from March 2016 until October 2021, most recently as Interim Chief Operating Officer of the Wisconsin School of Business, and previously as Special Advisor to the Chancellor, Interim Vice Provost for Information Technology, Chief Information Officer and Interim Vice Chancellor for Finance and Administration. He is currently on the Boards of MGIC Investment Corp. (serving in that role since 2001) and Immunicom, Inc. (serving in that role since April 2022). He had previously been a consultant (2014-2016); Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services.

Mr. Lehman is qualified to serve as one of the Company’s directors due to his extensive financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company; his skills in addressing the range of financial issues facing a large company with complex operations; his senior executive and operational experience; and his technology and cybersecurity experience. In addition, his experience as an incumbent Board member has granted him valuable insight into the operations of Astra’s business and the objectives of our executive management team.

Lisa Nelson Age: 47 Board Committees: Audit Compensation
Lisa Nelson has served as one of Astra’s directors since August 2021. Ms. Nelson has served in different management positions at several Global 500 companies around the world. Ms. Nelson was most recently at Microsoft from August 2005 to October 2019 where she held executive roles across corporate accounting, investor relations, finance and business development. While at Microsoft, Ms. Nelson co-founded Microsoft’s first venture fund, M12, and served as Managing Director for three years before retiring from Microsoft. Following her retirement from Microsoft, she has served as an advisor and director to a number of global businesses and charitable organizations. Currently, she is a member of the board of directors of the following organizations: Limeade, Inc. (since July 2022) where she serves as the chair of the audit committee, Seattle Bank (since October 2021), Transforming Age (since July 2020), and Kuelap Inc. (since June 2021). She also serves on the advisory boards of Flying Fish Partners (since July 2020), Movac, a venture capital fund in New Zealand (since July 2020), Brooks Running (since January 2021), amongst others. She is also an Edmund Hillary Fellow.

Ms. Nelson’s extensive knowledge and depth of experiences both as a strategic and operational leader and has developed valuable perspective in matters of digital transformation, business growth strategy and risk management makes her an asset to the Board. In addition, her experience as an incumbent Board member has granted her valuable insight into the operations of Astra’s business and the objectives of our executive management team.

The Board recommends a vote “FOR” the election of each of Ms. Flournoy, Mr. Lehman and Ms. Nelson to the Board. Proxies received by the Board will be voted “FOR”
each of Ms. Flournoy, Mr. Lehman and Ms. Nelson unless a contrary vote is specified.

CONTINUING MEMBERS OF THE BOARD
Chris Kemp Age: 45 Board Committees: None Class I Director Term Expiration: 2024 Annual Meeting of Stockholders
Chris Kemp is our co-founder, Chairman and Chief Executive Officer. Mr. Kemp leads the overall company strategy and direction. Mr. Kemp founded Astra in October 2016. Mr. Kemp previously served as the Chief Technology Officer of NASA IT. During his time at NASA from November 2007 until March 2011, Mr. Kemp developed cloud computing strategy for the United States Federal Government with the White House and founded OpenStack, an open infrastructure software platform, which is the largest and fastest growing open source project in history, in 2010. Mr. Kemp currently serves on the Board of Directors at Scalr, an information technology and services company, and has served in that role since April 2015. Mr. Kemp has also served as an advisor to Planet Labs, an aviation and aerospace company, since January 2013, and Ripcord, a computer software company, since October 2015. Mr. Kemp previously founded and served as the CEO of three venture-backed start-ups, all of which are now owned by public companies. Mr. Kemp studied Computer Engineering at the University of Alabama in Huntsville and currently teaches at Stanford University.

Mr. Kemp is qualified to serve as our Chief Executive Officer and as a director due to his experience running software, information technology and aerospace companies and his expertise with new technologies, specifically in the aerospace industry, as well as his long standing service to the Company and Legacy Astra.

Adam London Age: 49 Board Committees: None Class I Director Term Expiration: 2024 Annual Meeting of Stockholders
Dr. Adam London is our co-founder, Chief Technology Officer and serves as one of our directors. Dr. London helped to found Astra in October 2016 and has served as the Chief Technology Officer and as a director since then. In his role, Dr. London leads our technology strategy and long-term product roadmap. Dr. London co-founded and served as a managing partner for Ventions, LLC, which was our predecessor company, from January 2005 until September 2016. While at Ventions, LLC, Dr. London spent over 10 years leading initiatives to miniaturize high-performance rocket technologies, supported by funding from the Defense Advanced Research Projects Agency, NASA, and other government agencies. Prior to founding Ventions, LLC and Astra, Dr. London served as an engagement manager at McKinsey & Company, where he focused on the automotive and manufacturing sectors. Dr. London holds a B.S., M.S. and Ph.D. in Aerospace Engineering from Massachusetts Institute of Technology, where his research culminated in the creation of a liquid-cooled chemical rocket engine smaller than a postage stamp.

Dr. London is qualified to serve as our Chief Technology Officer and as a director due to his extensive experience leading technology strategy in different capacities and his expertise with rocket design, and his long standing service to the Company and Legacy Astra.

Julie Cullivan Age: 57 Board Committees: Audit Class II Director Term Expiration: 2025 Annual Meeting of Stockholders
Julie Cullivan joined the Board of Astra effective February 1, 2023. Ms. Cullivan currently serves a special advisor to Brighton Park Capital, an investment firm specializing in the technology and healthcare sectors, joining there in 2020. From 2017 through 2021, she was the Chief Technology and People Officer at Forescout Technologies, Inc., a leading provider of compliance and cybersecurity for all connected devices, reporting to the CEO, where she was responsible for leading the company’s business model transformation, information technology strategy, security risk and compliance program, customer production operations, and human resources. Prior to Forescout, Ms. Cullivan was the EVP, Business Operations and CIO at FireEye, Inc. Ms. Cullivan was a member of the executive team that set the company's strategy and helped scale FireEye from a private company with $80 million in revenue, through its successful IPO, to a global publicly traded company with revenues of over $700 million and a $2.7 billion valuation. Since 2017, Ms. Cullivan has served as a director for Axon Enterprise Inc. (Nasdaq: AXON), a leader in global public safety technology, where she is a member of the Audit Committee and chairs its Enterprise Risk and Information Security Committee. She also serves on the board of directors of HeartFlow, Inc., a medical software company. Ms. Cullivan has a B.S. degree in Finance from Santa Clara University. In addition to the Company, she serves on the board of directors for Axon Enterprise, Inc. and HeartFlow, Inc.
Ms. Cullivan is qualified to serve as a director due to her extensive expertise in cybersecurity and information technology, and the leadership positions she has held at a variety of technology companies.

Scott Stanford Age: 52 Board Committees: Compensation (Chair) Audit Class II Director Term Expiration: 2025 Annual Meeting of Stockholders
Scott Stanford has served as a member of the Board since June 30, 2021, and of Legacy Astra’s Board since December 2017. In addition, Mr. Stanford serves as our Lead Independent Director. Mr. Stanford has served as the co-founder of several companies, including ACME, LLC and its affiliates, a venture capital firm, since February 2013; and Silicon Foundry, a membership-based corporate advisory platform, since February 2013. Prior to these roles, Mr. Stanford served as a managing director at Goldman Sachs from June 2004 until February 2013. Mr. Stanford served as director for Cue Health, Inc. from 2021 through 2022. He also serves as a member of the board of directors of several private companies, including Boombox Labs, Inc., a remote culture experience company, since February 2022; Time by Ping, Inc., an artificial intelligence company providing time automation services, since July 2021; Tinycare, Inc., a daycare company, since July 2021; Curology, Inc., a direct to consumer prescription skincare company, since September 2015; Luka, Inc., an artificial intelligence and software development company, since April 2016; and BFA Industries (formerly known as IPSY), a personalized beauty commerce company, since September 2015. Mr. Stanford holds an MBA from Harvard Business School.

We believe Mr. Stanford is qualified to serve as a member of the Board based on his experience as a director of multiple technology and healthcare companies.

DIRECTOR COMPENSATION
Elements of Director Compensation
As of June 30, 2021, the non-employee directors of the Company are entitled to receive for their service on the Board, an annual retainer of $250,000, which is paid in a combination of no more than $87,500 in cash and the issuance of either stock options or restricted stock units of Class A Common Stock, having a value equal to at least $162,500. The form of equity award to the directors, along with the applicable vesting schedule, is determined by the Compensation Committee. Directors may elect the proportion of cash to stock options or restricted stock units of Class A Common Stock they receive, provided that they may not receive more than $87,500 in cash during any annual period. For 2022, the Compensation Committee decided to grant directors restricted stock units for their service and there was no change to the cash compensation to be paid to directors. Non-employee directors serving as Lead Director, committee chairs, and committee members also receive the following cash fees in addition to their base director compensation:
Compensation Element	Compensation Amount ($)
Lead Director	20,000
Audit Committee Chair Retainer	20,000
Audit Committee Member Retainer	10,000
Compensation Committee Chair Retainer	15,000
Compensation Committee Member Retainer	7,500
Nominating and Corporate Governance Committee Chair Retainer	10,000
Nominating and Corporate Governance Committee Member Retainer	5,000
Annual Retainers are pro-rated for non-employee directors who are newly appointed to the Board, other than in connection with an annual meeting of stockholders. For example, because Ms. Cullivan joined the Board effective February 1, 2023, she received pro-rated compensation for 2023. As employees of Astra, Mr. Kemp and Dr. London did not receive additional compensation in connection with their service on the Board. All compensation earned by Mr. Kemp and Dr. London is set forth below under “Executive Compensation.”
The Compensation Committee historically evaluates director compensation on an annual basis, in consultation with its compensation advisor. In evaluating and resetting director compensation, the Compensation Committee intends to consider the compensation paid to directors in the Company’s peer group and other companies who have recently undergone a de-Spac process.
In 2022, the Compensation Committee did not make changes in the annual retainer or cash fees to be paid to directors for service on the Board, as Lead Director, as committee chairs or committee members. For 2023, the Compensation Committee does not expect to make any changes in the annual retainer or cash fees to be paid to directors for service on the Board, as Lead Director, as committee chairs or committee members. Directors are paid on an annual basis running July 1 of each year through June 30 of the following year to coincide with the annual meeting of stockholders.
Director Compensation for the Fiscal Year Ended December 31, 2022
Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Julie Cullivan(2)	0	0	0
Michèle Flournoy	73,125	72,791	145,916
Michael Lehman	58,125	89,590	147,715
Craig McCaw(3)(4)	84,792	—	84,792
Lisa Nelson	49,482	89,590	139,072
Scott Stanford(3)	78,750	111,988	190,738
(1)
Reflects the grant date fair value of as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2022. The grant date fair value was based on the closing price of the Company’s Class A Common Stock, as reported on Nasdaq, on the date of the grant, which was $1.54 per share of Class A Common Stock on June 16, 2022. The restricted stock units issued to the directors each vest in one installment on May 15, 2023.

(2)
Ms. Cullivan was appointed to the Board effective February 1, 2023. As a result, she did not receive any director compensation for the year ended December 31, 2022. She was granted pro-rated director compensation for approximately five months through June 30, 2023 (which is the remainder of the current year of Board service), consisting of $87,500 in cash compensation (representing the maximum amount of cash a director may receive during any annual period for Board service, excluding committee and chair fees) and 40,650 restricted stock units, which vest coincident with our other director grants on May 15, 2023. As a member of the Audit Committee, she will also be entitled to receive a pro-rata portion of the annual Audit Committee member retainer for her service through June 30, 2023.

(3)
At Mr. Stanford’s and Mr. McCaw’s request, the cash compensation they each earned in connection with their service as a director to the Company was paid to their employers, ACME, LLC and Pendrell Corporation, respectively.

(4)	Mr. McCaw served on the Board until June 1, 2022.

PROPOSAL 2
APPROVAL OF CERTIFICATE OF AMENDMENT TO THE CHARTER TO EFFECT A REVERSE STOCK SPLIT
The Reverse Stock Split Amendment
On April 17, 2023, our Board adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval a Certificate of Amendment to the Charter (the “Reverse Stock Split Charter Amendment”) to effect a reverse stock split of our issued and outstanding Class A Common Stock and Class B Common Stock (the “Reverse Stock Split”) with a ratio in the range between and including 1-for-5 shares and 1-for-15 shares of each of our Class A Common Stock and Class B Common Stock, such ratio to be determined by our Board in its discretion. The Reverse Stock Split will also affect outstanding warrants, options and restricted stock units, as described in “Effect on Outstanding Options, Warrants and Restricted Stock Units” below. Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time after the approval of the Reverse Stock Split Charter Amendment but prior to the date that is one year after the approval of the Reverse Stock Split Amendment, with the exact exchange ratio and timing to be determined at the discretion of the Board and set forth in a public announcement. Even if the Company’s stockholders approve this proposal, the Board may determine in its discretion not to effect the Reverse Stock Split and to abandon the Reverse Stock Split Charter Amendment to implement the Reverse Stock Split prior to the time the Reverse Stock Split Charter Amendment is filed and becomes effective.
If approved, this proposal would approve the Reverse Stock Split Charter Amendment set forth in Appendix A. The text of the proposed Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed Reverse Stock Split Charter Amendment. Stockholders are urged to carefully read Appendix A.
When implemented, the Reverse Stock Split will be realized simultaneously for all outstanding Class A Common Stock and Class B Common Stock. The Reverse Stock Split will affect all holders of Class A Common Stock and Class B Common Stock uniformly, and no stockholder’s interest in the Company will be diluted as each stockholder will hold the same percentage of Class A Common Stock and/or Class B Common Stock outstanding, as applicable, immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The relative voting rights and other rights and preferences that accompany the shares of Class A and Class B Common Stock will not be affected by the Reverse Stock Split. The Reverse Stock Split Charter Amendment will not reduce the number of authorized shares of Class A Common Stock (which will remain at 400,000,000) or Class B Common Stock (which will remain at 65,000,000) and will not change the par value of the Class A Common Stock and Class B Common Stock (which, in each case, will remain at $0.0001 per share).
Please note that the proposed Reverse Stock Split will apply equally to the Class A Common Stock and Class B Common Stock. However, because only the Class A Common Stock is listed on a public exchange, namely, the Nasdaq Capital Market, the discussion below relates principally to the Class A Common Stock.
Background
Our Class A Common Stock is currently listed on the Nasdaq Capital Market under the symbol “ASTR.” On October 6, 2022, we received a deficiency notice from Nasdaq that we were not in compliance with Rule 5450(a)(1) of Nasdaq’s listing requirements because our per share closing bid price had been below $1.00 for the thirty consecutive business days. At that time, we were listed on the Nasdaq Global Select Market. On April 10, 2023, Nasdaq informed us that our transfer application from Nasdaq Global Select Market to Nasdaq Capital Market and our request for a 180 day extension to our deadline to cure the deficiency notice were approved. The Board has determined that the continued listing of our Class A Common Stock on the Nasdaq Capital Market is beneficial for our stockholders. If our Class A Common Stock is delisted from the Nasdaq Capital Market, our Board believes that the trading market for our Class A Common Stock could become significantly less liquid, which could reduce the trading price of our Class A Common Stock and increase the transaction costs of trading in shares of our Class A Common Stock.
The purpose of the proposed Reverse Stock Split is to decrease the total number of shares of Class A Common Stock outstanding and proportionately increase the market price of the Class A Common Stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Our Board intends to effect the Reverse Stock Split only if and when it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders, and is likely to improve the trading price of our Class A Common Stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our Class A Common Stock meets the continued listing requirements of the Nasdaq Capital Market.
Reasons for the Reverse Stock Split
The principal purpose of the Reverse Stock Split is to decrease the total number of shares of Class A Common Stock outstanding and proportionately increase the market price of the Class A Common Stock above $1.00 per share in order to meet the continuing listing minimum bid price requirements of the Nasdaq Capital Market. Management, and the Board believes that delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of our equity securities and would significantly affect the ability of investors to trade the Company’s securities. Delisting would also negatively affect the value and liquidity of our Class A Common Stock because alternatives, such as the OTC Markets and the pink sheets, are generally considered to be less efficient markets with greater transaction costs. The Board intends to effect the Reverse Stock Split only if and when it believes that a decrease in the number of shares outstanding is in the best interests of the Company and the Company’s stockholders and is likely to improve the trading price of the Class A Common Stock and improve the likelihood that we will be allowed to maintain the Company’s continued listing on the Nasdaq Capital Market. Accordingly, the Company’s Board has approved the Reverse Stock Split Proposal to help ensure that the share price of the Class A Common Stock meets the continued listing requirements of the Nasdaq Capital Market.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of the Company’s stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split, and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out the Reverse Stock Split only upon the Board’s determination that the Reverse Stock Split would be in the best interests of the Company’s stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the board of the directors may consider numerous factors including:
•	the historical and projected performance of the Company’s Class A Common Stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our Class A Common Stock and the Company’s ability to maintain continued listing on the Nasdaq Capital Market;
•	the Company’s capitalization (including the number of shares of Class A Common Stock issued and outstanding);
•	the then-prevailing trading price for the Class A Common Stock and the volume level thereof; and
•	the potential devaluation of the Company’s market capitalization as a result of the Reverse Stock Split.
The Board intends to select a Reverse Stock Split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.
Principal Effects of the Reverse Stock Split
If the Reverse Stock Split is approved and effected with respect to the issued and outstanding Class A and Class B Common Stock, each holder of Class A Common Stock and/or Class B Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of Class A Common Stock and/or Class B Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of Class A Common Stock and Class B Common Stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of Class A and Class B Common Stock will not be affected by the Reverse Stock Split. Shares of Class A Common Stock and Class B Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.
The table below provides examples of the results of a Reverse Stock Split at various ratios between 1-for-5 and 1-for-15:
	Prior to the Reverse Stock Split	Assuming a 1-for-5 Reverse Stock Split	Assuming a 1-for-10 Reverse Stock Split	Assuming a 1-for-12 Reverse Stock Split	Assuming a 1-for-15 Reverse Stock Split
Aggregate Number of Shares of Class A Common Stock	215,286,444	43,057,288	21,528,644	17,940,537	14,352,429
Aggregate Number of Shares of Class B Common Stock	55,539,188	11,107,837	5,553,918	4,628,265	3,702,612
The Reverse Stock Split will not affect the number of authorized shares of Class A Common Stock, which is currently 400,000,000 shares. Similarly, the Reverse Stock Split will not affect the number of authorized shares of Class B Common Stock, which is currently 65,000,000 shares.
Risks Associated with the Reverse Stock Split
The Reverse Stock Split may not increase the price of our Class A Common Stock over the long-term.
As noted above, a principal purpose of the Reverse Stock Split is to increase the trading price of our Class A Common Stock to enhance our ability to satisfy Nasdaq Capital Market’s continued listing requirements. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Class A Common Stock. The market price of our Class A Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.
The Reverse Stock Split may decrease the liquidity of our Class A Common Stock.
The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.
The Reverse Stock Split may lead to a decrease in our overall market capitalization.
The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Stock Split.
The Reverse Stock Split will not affect the number of authorized shares of Class A or Class B Common Stock, meaning that the Company has the ability to issue proportionately more shares of Common Stock without obtaining separate approval for an increase in authorized shares from its stockholders.
The Reverse Stock Split will not affect the number of authorized shares of Class A Common Stock, which is currently 400,000,000 shares. Similarly, the Reverse Stock Split will not affect the number of authorized shares of Class B Common Stock, which is currently 65,000,000 shares. As a result, the number of shares of Common Stock issued and outstanding will be reduced by the ratio of the Reverse Stock Split, but the overall number of authorized shares will not be reduced. This means that the Company has the ability to issue proportionately more shares of Common Stock without obtaining separate approval for an increase in authorized shares from its stockholders. Such additional issuances may be dilutive to existing stockholders. Actual or potential future dilution may be viewed negatively by the market and, consequently, could lead to a decrease in the market price of our stock.
Anti-Takeover and Dilutive Effects
We have not proposed the Reverse Stock Split, which reduces the number of issued and outstanding shares of Common Stock but does not change the total number of authorized shares of Common Stock, with the intention of using the additional authorized but unissued shares for anti-takeover purposes, although we could theoretically use the additional authorized but unissued shares to make it more difficult or to discourage an attempt to acquire control of the Company.
We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.
Effect on Registered and Beneficial Stockholders
If you hold shares of Class A Common Stock in “street name” through an intermediary, we will treat your Class A Common Stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the Reverse Stock Split for their customers holding Class A Common Stock in street name. However, these intermediaries may have different procedures for processing a reverse stock split. If you hold shares of Class A Common Stock in street name, we encourage you to contact your intermediaries.
Registered “Book-Entry” Holders of Common Stock
If you hold shares of Class A Common Stock electronically in book-entry form with our transfer agent Continental Stock Transfer & Trust Company, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Class A Common Stock held following the reverse stock split.
Effect on Registered Stockholders Holding Certificates
None of our stockholders of record hold their shares of our Class A Common Stock in certificate form or a combination of certificate and book-entry form.
Effect on Outstanding Options, Warrants and Restricted Stock Units
Upon a reverse stock split, all outstanding options, warrants, restricted stock units and future or contingent rights to acquire Class A Common Stock will be adjusted to reflect the Reverse Stock Split. With respect to all outstanding options, warrants and restricted stock units for Class A Common Stock, the number of shares of Class A Common Stock that such holders may purchase upon exercise of such options or warrants or that will be issued on the vesting of restricted stock units will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of Class A Common Stock underlying such options and warrants are reduced as a result of the Reverse Stock Split. Also, the number of shares reserved for issuance under our existing stock incentive and employee stock purchase plans would be equitably adjusted by the Company in the manner determined by the Board.

Fractional Shares
Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share of Class A Common Stock as a result of the Reverse Stock Split will receive one share of Class A Common Stock in lieu of such fractional share. If such shares are subject to an award granted under our 2021 Omnibus Incentive Plan, each fractional share of Class A Common Stock will be rounded down to the nearest whole share of Class A Common Stock in order to comply with the requirements of Sections 409A and 424 of the Code.
Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.
Regulatory Approvals
The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.
Procedure for Effecting the Reverse Stock Split
If our stockholders approve this proposal, and the Board elects to effect the Reverse Stock Split, we will effect the Reverse Stock Split by filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the Reverse Stock Split will occur automatically, at the time of the filing of the Reverse Stock Split Charter Amendment (referred to as the “Effective Time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the Reverse Stock Split are physically surrendered for new stock certificates. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of the corresponding number of post-Reverse Stock Split shares. The text of the Reverse Stock Split Charter Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split.
The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Charter Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Reverse Stock Split. By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to delay or abandon the Reverse Stock split. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to our stockholders. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, including but not limited to banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, and tax-exempt entities. Other stockholders also may be subject to special tax rules, including but not limited to: stockholders who received Class A Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder (defined below) who has held, and will hold, shares of Class A Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split (whether or not such transactions are in connection with the Reverse Stock Split), including, without limitation, the exercise of options or rights to purchase Class A Common Stock in anticipation of the Reverse Stock Split or otherwise.
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to your tax consequences of the Reverse Stock Split. As used herein, the term “U.S. Holder” means a stockholder that is, for federal income tax purposes: a citizen or resident of the U.S.; a corporation or other entity taxed as a corporation created or organized in or under the laws of the U.S. or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split.
The Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, the Company should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.
Other than in respect of a fractional share that is rounded up to a full share, no gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-Reverse Stock Split shares of Class A Common Stock for post-Reverse Stock Split shares of Class A Common Stock pursuant to the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) will be the same as the U.S. Holder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. The U.S. Holder’s holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split. Although the matter is not clear, it is possible that U.S. Holders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or as a dividend, to the extent of the value of such rounded-up amount (i.e., less than one share).
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU ARE STRONGLY ADVISED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
Accounting Matters
The par value of the Class A Common Stock and Class B Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. The stockholders' equity, in the aggregate, will remain unchanged. Our stated capital, which consists of the par value per share of the Class A Common Stock and Class B Common Stock multiplied by the aggregate number of shares of the Class A Common Stock and Class B Common Stock issued and outstanding, will be reduced proportionately at the Effective Time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Class A Common Stock and Class B Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of Class A Common Stock and Class B Common Stock outstanding.

Vote Required
In accordance with our Charter and with Delaware law, approval and adoption of this proposal requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the meeting, with Class A Common Stock and Class B Common Stock voting together as a single class. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” this proposal.
The Board recommends a vote “FOR” the approval of the reverse stock split.
Proxies received by the Board will be voted “FOR” approval unless a contrary vote is specified.

PROPOSAL 3
LTIP PROPOSAL
The Board is asking stockholders to approve certain actions in connection with its long-term incentive plan for senior executives related to performance stock options issued under the 2021 Omnibus Incentive Plan (the “Plan”) in September 2021. Specifically, the Board is asking stockholders to:
(a)
Terminate all outstanding performance stock options that, once vested, would be exercisable for the purchase of an aggregate 9,762,133 shares of our Class A Common Stock (the “Existing PSOs”), which are currently held by Chris Kemp, our chief executive officer (6,508,088 PSOs), Adam London, our chief technology officer (1,301,618 PSOs) and Martin Attiq, our chief business officer (1,952,427); and

(b)
Authorize the Compensation Committee to issue new performance stock options to the holders of the Existing PSOs at an exercise price equal to the fair market value of a share of our Class A Common Stock on the date of grant, and in that number of shares, aggregating no more than 6,000,000 and subject to vesting restrictions and performance metrics determined in the Compensation Committee’s discretion and subject to parameters described below (the “New PSOs”).

Background
Our primary incentive and retention tool for employees is our 2021 Omnibus Incentive Plan (the “Plan”) and in September 2021, consistent with our pay for performance philosophy, we awarded the Existing PSOs to the then-executive officers with the intention that these awards would cover a five-year performance period. These PSOs were issued as part of our long-term incentive plan for senior executives (the “LTIP”).
The Existing PSOs, once vested, would be exercisable for an aggregate 9,762,133 shares of our Class A Common Stock. The exercise price of the Existing PSOs is $9.04, which was the closing share price for a share of our Class A Common Stock on September 20, 2021, the grant date. The awards vest subject to the achievement of the following milestones:
Milestone A:	The Company has had a Successful Orbital Delivery.
Milestone B:	The Company has had six (6) Orbital Launches during a six (6) consecutive month period.
Milestone C:	The Company has completed a prototype for a Spacecraft that has achieved an Orbital Launch.
Milestone D:	The Company has conducted twenty-six (26) Orbital Launches during a six (6) consecutive month period.
Milestone E:	The Company has achieved an Orbital Launch for an aggregate of 100 Spacecraft.
The milestones did not need to be achieved in any specific order or sequence. After a milestone is achieved, twenty percent (20%) of the PSO grant would vest on the vesting date immediately following the date that the volume weighted average share price for a period of thirty trading days has met the share price threshold. For this purpose, a “vesting date” is the February 15, May 15, August 15 or November 15 immediately following the date the share price threshold is achieved and the “share price threshold” is (a) $15.00 following the achievement of the first milestone; (b) $20.00 following the achievement of the second milestone; (c) $30.00 following the achievement of the third milestone; (d) $40.00 following the achievement of the fourth milestone, and (e) $50.00 following the achievement of the fifth milestone.
The size of the Existing PSO grants reflected the expectation of our Compensation Committee at that time that the grants would address the Company’s growth strategies and development goals over a five-year period, and the Compensation Committee did not, at that time, anticipate granting any additional PSOs in the near future.
As of April 17, 2023, we have only achieved Milestone A, which occurred with our successful flight of LV0007 on November 20, 2021. However, since that date, we have not achieved the “share price threshold” so none of the Existing PSOs have vested. Further, since the successful flight of LV0007 in November 2021, the closing per share price for our Class A Common Stock has steadily declined due, at least in part, to market conditions over which we have no control. On April 10, 2023, the per share closing price for a share of our Class A Common Stock was $0.3814, and as a result, the value of the Existing PSOs has declined precipitously and are deeply underwater, when compared to their exercise price of $9.04. The last day that our closing per share price was above $9.04 was December 9, 2021, when it was $9.05. Given this, it is unlikely that the “share price threshold” will be met at any time in the near future.
Further, given the pause in our then-existing commercial launch operations beginning in July 2022 to focus on the development of Launch System 2 and our focus on the growth of our space products business with the Astra Spacecraft

Engine™, the milestones are no longer fully in alignment with our current business strategies and core focuses. For example, Milestones C and E relate to the development a satellite or spacecraft to support our space services business which, as of September 30, 2022, we were in the preliminary stages of developing and then decided to put these development efforts on hold to focus on our primary objectives of developing Launch System 2 and the production and delivery of Astra Spacecraft Engines™. Moreover, while the achievement of Milestones B and E, which focus on the increase of our launch cadence, may be achievable by the PSOs’ vesting expiration date of November 15, 2026, the achievement of these milestones was delayed as a result of our decision to pause our then-existing commercial launch operations and even if achieved, it is unlikely that any portion of the Existing PSOs would vest given that they only vest if there is a combination of a milestone met, and a share price threshold satisfied. This, along with the fact that the Existing PSOs are significantly underwater, supports the Board’s and the Compensation Committee’s belief that the Existing PSOs do not serve the Board’s goals of driving financial performance and ultimately long-term stockholder value, nor do they serve as retention tools for Mr. Kemp, Dr. London or Mr. Attiq, as a significant portion of their compensation is tied to these Existing PSOs.
Given this, our Board and Compensation Committee believe that the Existing PSOs are no longer effective as incentives to motivate and retain Mr. Kemp, Dr. London or Mr. Attiq, and that they perceive that these Existing PSOs have little or no value. In addition, although these Existing PSOs are not likely to vest or be exercised as long as our stock price remains below the applicable “share price threshold”, they will remain on our books with the potential to dilute stockholders’ interests for up to the full remaining term of these options and would continue to be expensed for financial statement purposes where performance conditions are probable, while delivering no economic value to Mr. Kemp, Dr. London and Mr. Attiq and having no real retentive or incentive value to any of them, and no opportunity for the Company to recapture value from or get relief from the associated compensation expense, unless they are surrendered or cancelled.
The objective of our LTIP (as well as our other equity compensation programs) has been, and continues to be to link the interests of our senior executives and employees to those of our stockholders. We believe that, if approved by our stockholders, the termination of the Existing PSOs and the issuance of new performance stock options (“New PSOs”) to each of Mr. Kemp, Dr. London and Mr. Attiq would be an important component in our efforts to retain and motivate Mr. Kemp, Dr. London and Mr. Attiq, three of our key leaders, to continue to build stockholder value and achieve further stock price growth.
Summary for Material Terms of the Proposal
If this proposal is approved, it would provide for the following:
•	All Existing PSOs would be terminated as of the date of the Annual Meeting.
•	The Compensation Committee will be authorized to issue the New PSOs to Mr. Kemp, Dr. London and Mr. Attiq, subject to the following:
○
The maximum amount of shares underlying each performance stock option grant will be 4.0 million to Mr. Kemp and 1.0 million to each of Dr. London and Mr. Attiq, for an aggregate of 6.0 million shares and subject to adjustment if the Reverse Stock Split Proposal is approved and the Board determines to conduct the Reverse Stock Split Proposal.

○	The exercise price for the performance stock options shall be the per share closing for a share of our Class A Common Stock on the date of grant.
○
Vesting of the performance stock options shall be over a period of two to five years from the date of grant and shall be subject to performance metrics, each as determined by the Compensation Committee.

○	The performance stock options must be granted no later than July 31, 2023.
○	Each of Mr. Kemp, Dr. London and Mr. Attiq must be employed on the date the New PSOs are granted to be eligible to receive a New PSO grant.
○	The expiration date of the performance stock options will be ten years from the date of grant.
The Compensation Committee would determine, subject to the limits described above, the number of New PSOs to issue to each of Mr. Kemp, Dr. London and Mr. Attiq, the date such New PSOs will be granted, the vesting period and the performance metrics. Further, while the terms of the New PSOs are expected to be materially similar to the terms described in this proposal, our Compensation Committee will have the discretion to change the terms of the

New PSOs to take into account a change in circumstances or local regulations and to determine not to issue the New PSOs even if stockholder approval of this proposal is obtained.
Rationale for this Proposal
We have been thoughtfully considering the idea of restructuring the LTIP since the third quarter of 2022. We first began internal discussions to consider various ways to better retain and incentivize our senior leadership team. At that time, we began discussions with our compensation consultant, Aon, to evaluate the equity compensation alternatives that were available to us. During the fourth quarter of 2022, two of our executive officers left us, including our Chief Financial Officer, and we needed to recruit and hire a new Chief Financial Officer. This required us to offer a compensation package that was competitive for a public company Chief Financial Officer in the Bay Area of California. In addition, we also recruited and hired a General Counsel and we recruited, hired, promoted or elevated a number of other members of senior management to reconstitute our leadership team. As a result of our declining stock price and our need to hire and retain new members of the leadership team, the equity-based compensation for Mr. Kemp, Dr. London, our continuing NEOs, and Mr. Attiq was deeply underwater and was not aligned with the equity based compensation for our new Chief Financial Officer and other members of the leadership team.
As discussed above, since November 2021, shortly after the grant of the Existing PSOs, the per share closing price of our Class A Common Stock has declined significantly such that the Existing PSOs no longer provide the retention incentive and motivation that the Compensation Committee intended and the qualitative milestones upon which these Existing PSOs are subject to vesting do not align with our current business focus and growth strategies. We evaluated several alternatives to this proposal for remaining competitive within our industry, including granting additional stock options or restricted stock unit awards or new performance stock awards or providing additional cash compensation. While equity awards and cash compensation are important elements of our executive compensation, we do not believe that relying exclusively on either of these approaches is an ideal use of our resources. For example, granting additional stock options or restricted stock unit awards, without terminating the Existing PSOs, would cause further dilution to and increase equity overhang for our current stockholders, reduce the amount of shares available for issuance under the Plan, increase compensation expense and impact our ability to provide competitive compensation packages to retain and attract talent. If our equity compensation is not competitive and retentive, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our core business objectives and growth strategies. Accordingly, we determined that the approach set forth in this Proposal (i.e. terminating the Existing PSOs and issuing New PSOs) aligned the best with our goals of motivating, retaining and incentivizing Mr. Kemp, Dr. London and Mr. Attiq, ensuring that a significant portion of their compensation remained at-risk consistent with our pay for performance philosophy so as to drive our financial and business objectives while at the same time not continuing to dilute stockholders’ interests or unnecessarily use cash resources.
Mr. Kemp, Dr. London and Mr. Attiq are the only remaining executives with Existing PSOs and will be the only employees benefiting from this Proposal. No other executive, non-executive employee or other person with grants issued under the Plan is similarly situated. Since the closing of our business combination on June 30, 2021, and until September 15, 2022, we only issued stock options (both service-based, and then the PSOs) to our executive officers. All other employees were issued service-based restricted stock units and we have continued that practice through January 2023 with only a few key management team members receiving retention or promotion grants in the form of stock options with a range of exercise prices of $0.5190 and $0.7705. None of such employees are part of the LTIP. Mr. Kemp, Dr. London and Mr. Attiq are the only employees with vested options that are significantly underwater and the PSOs, while underwater, are currently unvested (as described above). The proposal does not affect the underwater service based options that Mr. Kemp, Dr. London and Mr. Attiq have currently vested, which will continue to be held by Mr. Kemp, Dr. London and Mr. Attiq. The current vested service-based options for each of Mr. Kemp, Dr. London and Mr. Attiq are 650,806, 325,400 and 114,657, respectively. Those options have exercise prices of $5.21 per share and $9.04 per share.
Without restructuring the LTIP, we cannot assure that Mr. Kemp, Dr. London and Mr. Attiq are incentivized to achieve our business objectives and growth goals, including the development of Launch System 2, the restart of our commercial launch operations and the continued production and delivery of our Astra Spacecraft EnginesTM. The retention of Mr. Kemp, Dr. London and Mr. Attiq, who are our longest tenured senior leadership, is necessary to maintain continuity in our business operations and increase the likelihood of achieving our business objectives and growth opportunities, which we believe will bring value to our stockholders.
We have discussed this proposal with Mr. Kemp, Dr. London and Mr. Attiq, all of whom are in agreement with the proposal, including the termination of the Existing PSOs.

Alignment of Interests
Because the New PSOs to be granted (assuming approval of the Proposal) are non-statutory stock options, Mr. Kemp, Dr. London and Mr. Attiq will only receive value for these equity awards based on positive stock price performance following the grant date of the New PSOs, and then only if certain performance metrics are achieved. This aligns the interests of Mr. Kemp, Dr. London and Mr. Attiq with our stockholders in achieving long-term value in our shares of Class A Common Stock.
Impact of Termination of Existing PSOs and Issuance of New PSOs on Share Pool under 2021 Omnibus Plan
There are 9,762,133 shares underlying the Existing PSOs. Assuming that Mr. Kemp, Dr. London and Mr. Attiq are all employed with us as of the date of the Annual Meeting and this proposal is approved, all Existing PSOs will be terminated. Under Section 4.1 of the Plan, shares underlying terminated grants are not deemed to be delivered and thus will not decrease the Share Pool. Instead, we intend to use up to an aggregate 6,000,000 shares to issue the New PSOs to Mr. Kemp, Dr. London and Mr. Attiq, and the remaining 3,762,133 shares for the issuance of equity grants to new hires or in connection with the retention of key talent as needed through the remainder of 2023. We also expect to use these shares and other shares that remain available for issuance under the 2021 Omnibus Incentive Plan, as amended, to support these purposes, as well as for other grants that the Compensation Committee determines are in our and our stockholders’ best interests.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to this Proposal, and we will not independently provide our stockholders with any such rights.
Accounting Impact
The incremental compensation expense associated with the LTIP Proposal will be measured as the excess, if any, of the fair value of New PSOs granted to Mr. Kemp, Dr. London and Mr. Attiq, measured as of the date the New PSOs are granted, over the fair value of the Existing PSOs terminated, measured immediately prior to the termination of the Existing PSOs. We do not expect the incremental compensation expense, if any, to be material to our financial results. We will recognize any such incremental compensation expense over the vesting period of the new replacement share options.
Material U.S. Federal Income Tax Consequences of the LTIP Proposal
The termination of the Existing PSOs and the issuance of New PSOs should be treated as a non-taxable exchange because the New PSOs will have an exercise price equal to the fair market value of our Class A Common Stock on the grant date. None of Mr. Kemp, Dr. London or Mr. Attiq or us should recognize any income for U.S. federal income tax purposes upon the grant of the New PSOs. New PSOs granted in connection with the LTIP Proposal (if approved by the stockholders) will be non-qualified stock options for U.S. federal income tax purposes. Tax effects may vary in other countries.
Interests of Certain Persons
In considering the recommendation of our Board that our stockholders approve this Proposal, stockholders should be aware that Mr. Kemp, Dr. London and Mr. Attiq have direct interests in the adoption of this Proposal, which may present them with conflicts of interest in connection with the recommendation and approval of this proposal. As discussed above if the Proposal is approved, each of Mr. Kemp, Dr. London and Mr. Attiq will be eligible to receive, at the Compensation Committee’s discretion, new grants of performance stock options, provided that they are providing services to us through the grant date of such New PSOs. Due to these conflicts, Mr. Kemp, Dr. London and Mr. Attiq are not eligible to vote on this Proposal and will abstain from voting on the LTIP Proposal. Their votes of abstention will not be treated as votes properly cast in connection with the LTIP Proposal and thus will not have an impact on whether the LTIP Proposal is approved. Mr. Kemp, Dr. London and Mr. Attiq are in agreement with the terms of the LTIP Proposal, including the termination of their Existing PSOs. Further, given that Mr. Kemp and Dr. London are the only holders of Class B Common Stock, the holders of Class B Common Stock are not eligible to vote on this Proposal.
The Board recommends a vote “FOR” the approval of the termination of the Existing PSOs and the issuance of New PSOs subject to the parameters discussed above. Proxies received by the Board will be voted “FOR” approval unless a contrary vote is specified.

PROPOSAL 4
AMENDMENT OF ASTRA SPACE, INC. 2021 OMNIBUS EQUITY INCENTIVE PLAN
The market for talent in the Bay Area of California and the SpaceTech industry has become increasingly competitive. This, coupled with the precipitous declines in our stock price since December 2021, has required the issuance of grants exercisable or issuable into larger number of shares to match the compensation requirements of the talent we need in the Bay Area, the SpaceTech industry and other markets and to retain our existing talent. Despite the automatic annual increase of shares available for issuance under our 2021 Omnibus Incentive Plan, we expect to need an additional 4.0 million shares to meet our requirements for annual refresh and retention grants for our executives (other than Mr. Kemp, Dr. London and Mr. Attiq, who will benefit from new grants of performance stock options if the LTIP Proposal is approved) and other key management employees as well as grants for new talent hired for the remainder of 2023 (the “Future Grants”).
If the LTIP Proposal is approved, we intend to use at least 3,762,133 shares remaining in the Share Pool (as defined in the 2021 Omnibus Incentive Plan, as amended (the “Plan”)) from the termination of the Existing PSOs for these Future Grants, and thus we are seeking approval of an amendment to the Plan to reserve an additional 237,867 shares of Class A Common Stock for issuance under the Plan, representing less than 0.09% of the issued and outstanding shares of Class A and Class B Common Stock as of April 10, 2023.
If the LTIP Proposal is not approved, we are seeking approval of an amendment to the Plan to reserve an additional 4.0 million shares of Class A Common Stock for issuance under the Plan, representing 1.5% of the issued and outstanding shares of Class A and Class B Common Stock as of April 10, 2023.
The Plan was originally approved by our stockholders on June 30, 2021, authorizing 36,765,000 shares of Class A Common Stock for issuance under the Plan. Under the terms of the Plan, the shares of Class A Common Stock authorized for issuance under the Plan was automatically increased on both January 1, 2022, and January 1, 2023, and on June 1, 2022, the stockholder also approved an amendment to the Plan further increasing the number of shares, in each case as set forth in the table below:
Initial Reserve on June 30, 2021	36,765,000
Automatic Increase on January 1, 2022	13,148,738
Stockholder Approved Amendment to Plan on June 1, 2022	6,000,000
Automatic Increase on January 1, 2023	7,500,000(1)
Total Reserve on January 1, 2023	63,413,738(2)
(1)
Pursuant to the terms of the Plan and in an effort to limit dilution to our stockholders, our Board approved a smaller increase to the Share Pool (as defined in the Plan) than 13,149,515, which is the maximum annual increase under the Plan permitted without stockholder approval.

(2)
Includes a net 43,349,231 (inclusive of stock option forfeitures and restricted unit award forfeitures through April 10, 2023); Represents 23.4% of issued and outstanding shares of Class A and Class B Common Stock as of April 10, 2023.

As of April 10, 2023, there are 14,764,507 shares of Class A Common Stock available for issuance under the Plan. For the reasons discussed above, we do not anticipate there will be enough shares available under the Plan to support our growth initiatives and retention efforts.
The Board believes that increasing the number of authorized shares of Class A Common Stock under the Plan is necessary to ensure that a sufficient reserve of shares remains available for issuance to allow us to continue to use equity incentives at the levels we have deemed necessary to attract and retain the services of individuals we believe are essential to our long-term growth and financial success.
We rely on equity incentives to attract and retain employees and believe that such equity incentives are necessary for us to remain competitive in the marketplace for highly qualified and skilled employees and to retain our executives and other key talent.
Beginning in December 2021 and continuing through today, we have experienced significant pressure on our stock price. This, along with the increasingly competitive nature of the industry in which we operate and the increases to compensation required to attract and retain top talent, has resulted is the award of larger equity grants than we had anticipated.
Thus, in determining the appropriate number of shares to reserve under the Plan, our Board considered the number of shares currently issued and outstanding, the fact that the Board approved a smaller automatic increase as of January 1, 2023, than permitted under the Plan, and the future needs of the Company in trying to attract and retain the services of key individuals to implement our strategic plan and long-term business objectives. We expect to use the additional 237,867 shares (if the LTIP Proposal is approved) or 4,000,000 shares (if the LTIP Proposal is not approved) of Class A Common Stock to fund our refresh equity program for current employees (other than Mr. Kemp, Dr. London and Mr. Attiq) to minimize attrition risks and to fund targeted hires within the Spacetech industry to help us achieve our mission to Improve Life on Earth from Space®. We also expect to use these shares and other shares that remain available for issuance under the Plan to support these purposes, as well as for other grants that the Compensation Committee determines are in our and our stockholders’ best interests.
Assuming that this proposal is adopted, we estimate the shares authorized for issuance under the Plan would be sufficient to grant awards for the remainder of 2023, including as part of our equity refresh program to executive (other than Mr. Kemp, Dr. London and Mr. Attiq) and non-executive employees whom we desire to retain with us and in connection with the on-boarding of new employees. Our Plan allows for an increase of the shares reserved under the Plan as of January 1 of each year through 2031, and we believe that the increases allowed for under the Plan will be sufficient for our needs in 2024. However, our actual share usage is dependent on a number of important variables, including the future trading price of our Class A Common Stock, our hiring and promotion activity, our retention needs, and market practices within the Bay Area of California, the Spacetech industry and other geographic regions where key talent is located. As a result, the share reserve under our Plan could last for a longer or shorter period of time than we currently expect.
Accordingly, subject to stockholder approval, our Board has approved an amendment to the Plan (the “Proposed Amendment”) to increase the number of shares of Class A Common Stock authorized for issuance under the Plan by either (a) 237,867 shares of Class A Common Stock, if the LTIP Proposal is approved, and (b) 4.0 million shares of Class A Common Stock, if the LTIP Proposal is not approved. The Plan, as amended by the Proposed Amendment, is referred to as the “Amended Plan.”
Summary of the Amended Plan
The following is a summary of the material features of the Amended Plan. The summary is qualified in its entirety by reference to the complete text of the Amended Plan attached as Appendix A to this Proxy Statement.
Purpose
The purpose of the Amended Plan is to advance our interests by providing for the grant to our employees, directors, consultants, and advisors of stock and stock-based awards.
Administration
The Amended Plan will be administered by the Compensation Committee, except with respect to matters that are not delegated to the Compensation Committee by the Board. The Compensation Committee (or the Board, as applicable) will have the discretionary authority to interpret the Amended Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the Amended Plan and awards and otherwise to do all things necessary or desirable to carry out the purposes of the Amended Plan or any award. The Compensation Committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the Board and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to the Compensation Committee and its authorized delegates, as applicable.
Eligibility
Our employees, directors, consultants, and advisors are eligible to participate in the Amended Plan. Eligibility for stock options intended to be incentive stock options (“ISOs”), is limited to our employees or employees of certain of our affiliates. Eligibility for stock options other than ISOs and stock appreciation rights (“SARs”) is limited to individuals who are providing direct services to us or certain of our affiliates on the date of grant of the award.
As of April 10, 2023, approximately 335 employees and all of the non-employee directors would be eligible to participate in the Amended Plan, including all of our executive officers. In addition, certain consultants may, in the future, become eligible to participate in the Amended Plan, though, as of the date of this Proxy Statement, no grants to any consultants are expected.

Authorized Shares
Subject to adjustment as described below, the maximum number of shares of our Common Stock that may be delivered in satisfaction of awards under the Amended Plan is 63,651,605, if the LTIP Proposal is approved, and 67,413,738, if the LTIP Proposal is not approved (the “Share Pool”). The Share Pool will automatically increase on January 1 of each year from 2024 to 2031 by the lesser of 5% of the number of shares of Class A Common Stock and Class B Common Stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by the Board on or prior to such date for such year. The number of shares of Class A Common Stock delivered in satisfaction of awards under the Amended Plan is determined (i) by excluding shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by including only the number of shares delivered in settlement of a SAR any portion of which is settled in shares of our Common Stock, and (iii) by excluding any shares underlying awards settled in cash or that expire, become un-exercisable, terminate or are forfeited to us without the delivery (or retention, in the case of restricted stock or unrestricted stock) of shares of our Common Stock. The number of shares available for delivery under the Amended Plan will not be increased by any shares that have been delivered under the Amended Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the Amended Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by us.
Director Limits
The aggregate value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards under the Amended Plan, for his or her services as a director during such calendar year, may not exceed $750,000 ($1 million with respect to the director’s first year of service) with the value of any awards under the Amended Plan calculated based on their grant date fair value and assuming maximum payout.
Types of Awards
The Amended Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our Common Stock. Dividend equivalents may also be provided in connection with certain awards under the Amended Plan, provided that any dividend equivalents will be subject to the same risk of forfeiture, if any, as applies to the underlying award.
•
Stock options and SARs. The Administrator may grant stock options, including ISOs and SARs. A stock option is a right entitling the holder to acquire shares of our Common Stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price per share of each stock option, and the base value of each SAR, granted under the Amended Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the Amended Plan may not be repriced, amended, or substituted for with new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the termination of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such termination, in each case, without stockholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).

•
Restricted and unrestricted stock and stock units. The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.

•	Performance awards. The Administrator may grant performance awards, which are awards subject to the achievement of performance criteria.
•	Other stock-based awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our Common Stock, subject to such terms and conditions as it determines.

•
Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended Plan.

Vesting; Terms of Awards
The Administrator determines the terms and conditions of all awards granted under the Amended Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award. The Administrator may terminate rescind, withhold or otherwise limit or restrict any award if a participant is not in compliance with all applicable provisions of the Amended Plan and/or any award agreement evidencing the grant of an award, or if the participant breaches any restrictive covenants.
Transferability of Awards
Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of Certain Transactions
In the event of certain covered transactions (including the consummation of a consolidation, Business Combination or similar transaction, the sale of all or substantially all of our assets or shares of our Common Stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):
•	The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;
•	The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or
•
The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment Provisions
In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the Amended Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event.
Clawback
The Administrator may provide that any outstanding award, the proceeds of any award or shares acquired thereunder, and any other amounts received in respect of any award or shares acquired thereunder will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted is not in compliance with any provision of the Amended Plan or any award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant, or any company policy that relates to trading on non-public information and permitted transactions with respect to shares of our Common Stock or provides for forfeiture, disgorgement or clawback, or as otherwise required by law or applicable stock exchange listing standards.
Amendments and Termination
The Administrator may at any time amend the Amended Plan or any outstanding award and may at any time suspend or terminate the Amended Plan as to future grants. However, except as expressly provided in the Amended Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the applicable award agreement). Any amendments to the Amended Plan will be conditioned on stockholder approval to the extent required by applicable law, regulations, or stock exchange requirements.
Term
No awards shall be granted under the Amended Plan after June 30, 2031, but awards previously granted may extend beyond that time.
U.S. Federal Income Tax Consequences
The following is a summary of U.S. federal income tax consequences associated with awards granted under the Amended Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted. The Amended Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Stock Options (other than ISOs)
In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.
Incentive Stock Options (ISOs)
In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to us, subject to the limitations set forth in the Code) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which we are not entitled to a deduction.
Stock Appreciation Rights (SARs)
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received upon such exercise. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Unrestricted Stock Awards
A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Restricted Stock Awards
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to us, subject to the limitations set forth in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted Stock Units (RSUs)
The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements.
While the awards to be granted pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code, if they are not exempt from coverage under such section, if they do not, a participant could be subject to additional taxes and interest.
New Plan Benefits
No awards have been granted pursuant to the Amended Plan that are contingent upon the approval by our stockholders of the Proposed Amendment to the Plan. Future awards under the Amended Plan will be granted at the discretion of the Board, provided that if the LTIP Proposal is approved, the Compensation Committee will issue the New PSOs under the parameters set forth in the LTIP Proposal. Subject to the foregoing, the number of future awards under the Amended Plan to be received by particular employees, directors or consultants is presently not determinable. The following table provides information with respect to the number of shares granted under the Plan as of December 31, 2022. This table (a) does not include 18,863,169 shares of Class A Common Stock underlying stock options issued under Legacy Astra’s 2016 Equity Incentive Plan (including options to acquire 6,650 shares of Class A Common Stock by Mr. Kemp, and options to acquire 710,905 shares of Class A Common Stock by Mr. Attiq) or shares for issuance in connection with stock option and restricted stock grants made after December 31, 2022, and (b) includes 5,220,689 shares underlying restricted stock units which have vested prior to and including December 31, 2022, which shares are already issued and outstanding as of December 31, 2022.
	2022
Name and Title	Number of Shares Subject to Stock Options	Number of Shares Subject to Stock Awards
Chris Kemp, Chief Executive Officer	8,243,578	867,745
Adam London, Chief Technology Officer	2,169,362	433,873
Axel Martinez, Chief Financial Officer	—	1,500,000
Martin Attiq, Chief Business Officer	2,258,188	345,047

All Current Executive Officers and Senior Management as Group	13,421,128	4,876,649
All Current Non-Executive Directors as a Group	—	307,884
All Current Non-Executive Officer and Senior Management as a Group	100,000	12,801,178
All Current Consultants and Independent Contractors as a Group	—	163,000

The Board recommends a vote “FOR” the Amendment to 2021 Omnibus Incentive Plan Proposal.
Proxies received by the Board will be voted “FOR” the Amendment to 2021 Omnibus Incentive Plan Proposal unless a contrary vote is specified.

PROPOSAL 5
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance, and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
On March 18, 2022, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2022. PwC had not previously held this position in relation to the Company. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee was involved in the selection of PwC’s lead audit partner.
The Audit Committee and the Board believe that the retention of PwC to serve as Astra’s independent registered public accounting firm for the year ending December 31, 2023, is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider its selection. Representatives of PwC are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” the ratification of the appointment of PwC as Astra’s independent registered public accounting firm for the year ending December 31, 2023.
Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock as of April 10, 2023 by:
•	each person known by us to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers;
•	each of our directors (including the director nominees); and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days and restricted stock units held by that person that are subject to vest within 60 days. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The beneficial ownership of Company stock is based on 215,286,444 shares of Class A Common Stock and 55,539,188 shares of Class B Common Stock issued and outstanding as of April 10, 2023.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of the Class A Common Stock and Class B Common Stock beneficially owned by them. Except as otherwise indicated, the address of each beneficial owner listed is c/o Astra Space, Inc., 1900 Skyhawk Street, Alameda, California 94501.
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
Directors and Executive Officers:
Martin Attiq(1)(2)	1,051,915	*	—	—	*
Michèle Flournoy(1)(3)	60,826	*	—	—	*
Chris C. Kemp(1)(4)	1,397,796	*	27,095,633	48.8%	35.3%
Michael E. Lehman(1)(5)	182,781	*	—	—	*
Adam London(1)(6)	492,415	*	28,443,555	51.2%	37.0%
Axel Martinez(1)((7)	—	—	—	—	—
Lisa Nelson(1)(8)	74,863	*	—	—	*
Scott Stanford(1)(9)	28,560,788	13.3%	—	—	3.7%
Julie Cullivan(1)(10)	40,650	*	—	—	*
Kelyn Brannon(1)(11)	—	—	—	—	—
All directors and executive officers as a group (ten individuals)	31,862,034	14.5%	55,539,188	100%	76.0%

Five Percent Holders:
ACME, LLC and affiliated funds(12)	28,465,124	13.2%	—	—	3.7%
*	less than 1%
**
Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. Each share of Class B Common Stock entitled to 10 votes per share and each share of Class A Common stock is entitled to one vote per share.

(1)	The business address of each of these holders is 1900 Skyhawk Street, Alameda, CA 94501.
(2)
Includes options to purchase 936,352 shares of Class A Common Stock that will be exercisable 60 days from April 10, 2023, and 21,566 restricted stock units which will vest within 60 days from April 10, 2023.

(3)	Includes 47,270 restricted stock units which will vest within 60 days from April 10, 2023.
(4)	Includes options to purchase 765,924 shares of Class A Common Stock that will be exercisable 60 days from April 10, 2023,

54,233 restricted stock units which will vest within 60 days from April 10, 2023, and 33,000 shares of Class A Common Stock owned by Mr. Kemp’s spouse of which Mr. Kemp disclaims beneficial ownership.
(5)	Includes 58,179 restricted stock units which will vest within 60 days from April 10, 2023.
(6)
Includes options to purchase 379,634 shares of Class A Common Stock that will be exercisable 60 days from April 10, 2023, and 27,117 restricted stock units which will vest within 60 days from April 10, 2023.

(7)
Mr. Martinez, who joined us on October 11, 2022, is not currently a beneficial owner of any shares of Class A Common Stock, nor will any restricted stock units granted to him vest within 60 days from April 10, 2023.

(8)	Includes 58,179 restricted stock units which will vest within 60 days from April 10, 2023.
(9)
Includes 72,724 restricted stock units which will vest within 60 days from April 10, 2023, and shares reported includes shares held by ACME, LLC and its affiliates Sherpa Ventures Fund II, LP (“ACME Fund II” and together with ACME, LLC, ACME Capital) and Eagle Creek Capital LLC. Mr. Stanford exercises voting and dispositive control over the securities held by ACME Fund II and Eagle Creek Capital LLC and thus may be deemed to beneficially own such securities.

(10)	Includes 40,650 restricted stock units which will vest within 60 days from April 10, 2023.
(11)	Ms. Brannon’s last day of employment with us was November 9, 2022, and she no longer is the beneficial owner of shares of Class A Common Stock.
(12)
Funds managed by ACME Capital are the record holders of the shares reported herein. Scott Stanford exercises voting and dispositive control over the securities held by ACME Fund II and Eagle Creek Capital LLC and thus may be deemed to beneficially own such securities. The business address of ACME Capital is 500 Howard Street, Suite 201, San Francisco, CA 94105.

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
The Compensation Committee seeks to maintain a compensation program for its named executive officers (the “NEOs”) that supports Astra’s short-term and long-term strategic goals. Historically and in 2022, the program reflects our pay-for-performance philosophy and is intended to promote the retention of high-performing executives and the creation of long-term stockholder value. Specifically, our goal is to align the compensation of our NEOs with stockholder value and motivate our NEOs to achieve the Company’s strategic objectives.
We operate in a highly competitive industry and the competition for executive talent continues to intensify. The challenges we face in hiring and retaining NEOs include:
•
Highly Competitive Industry — We are a pioneer in the innovative and highly competitive Spacetech industry. There are a limited number of executives with experience in our industry, and many of the companies with whom we compete for talent are larger and are able to offer higher compensation than us.

•
Challenging Retention Environment — In the Spacetech industry, there is substantial and continuous competition for executives with the experience and aptitude to motivate and lead engineers in designing, developing and managing our product and service offerings. We are headquartered in Alameda, California, part of the Silicon Valley, where competition for top talent is particularly challenging.

•
Risk of Being an Early Stage Company — We are an early stage company with limited operating history and revenue. As a public company, we are competing for executives with public company management experience. Many qualified candidates view us as a risky opportunity. As a result, we have to provide compensation packages that offset this perceived risk.

In 2022, our compensation program relied upon a mix of base salary and equity incentive compensation to reward, motivate and retain our NEOs. In 2022, our equity compensation was a mix of time-vested restricted stock units and options. In 2021, a significant portion of the compensation for our NEOs was issued in the form of performance stock options (the “PSOs”), specifically 71% of the total compensation for Chris Kemp, our Chief Executive Officer, and 49% of the total compensation for Dr. London, our Chief Technology Officer. These grants were intended to drive the Company’s financial performance by tying the vesting of these awards to our achievement of five (5) critical business objectives and the increase in our stock price from September 21, 2021, the grant date, through November 15, 2026, the expiration date. The PSOs were issued as part of our long-term incentive compensation plan for senior executives. In making these PSO grants, the Compensation Committee believed that focusing the PSOs on the strategic objectives necessary to drive financial performance and thus long-term stockholder value would serve as a strong incentive to our NEOs to ensure these objectives were achieved. Mr. Martinez did not join us until October 2022, and received an inducement grant of service-based restricted stock units. Mr. Martinez is not a participant in the LTIP.
Our primary incentive and retention tool for our NEOs is our 2021 Omnibus Incentive Plan (the “Plan”) and in 2021, the compensation of our NEOs was heavily weighted to equity grants under the Plan. In 2022, we issued fewer grants to our NEOs as compared to 2021 since they had received significant grants in 2021 of service-based options and service-based RSUs, along with the PSOs under the LTIP. This is consistent with our pay for performance philosophy and our intention that the PSOs, which are tied to our longer term performance and strategic objectives, constitute a significant portion of our NEOs’ compensation. Because the PSOs only deliver value to the NEOs if we meet the key performance indicators tied to those awards, it was the Compensation Committee’s intent that these PSOs would align the NEOs with our stockholders’ interests. Further, the size of the PSOs reflected the expectation of our Compensation Committee at that time that the grants would address the Company’s growth strategies and development goals over a five-year period (ending in November 2026), and the Compensation Committee did not, at that time, anticipate granting any additional PSOs in the near future.
Since September 2021, when these PSOs were granted, a number of factors has changed our executive compensation situation. Two of our executive officers left us during 2022, including our Chief Financial Officer, and we needed to recruit and hire a new Chief Financial Officer. This required us to offer a compensation package that was competitive for a public company Chief Financial Officer in the Bay Area of California. On October 10, 2022, the date Mr. Martinez was hired as our executive vice president of finance, with the intention that he would become our new Chief Financial Officer, the closing price of our Class A Common Stock was $0.5230. In addition, we also recruited and hired a General Counsel and we recruited, hired, promoted or elevated a number of other members of senior management to reconstitute our leadership team. As a result of our declining stock price and our need to hire and retain new members of the leadership team, the equity-based compensation for our continuing NEOs was deeply underwater and was not aligned with the equity based compensation for our new Chief Financial Officer and other members of the leadership team. In 2023 and beyond, the Compensation Committee intends to focus on aligning executive compensation across the leadership team, including consistency in bonus opportunities and creating a mix of service-based and performance-based equity elements that will serve to incentive, retain and motivate our senior executives and leadership team to pursue long-term stockholder value.
COMPENSATION POLICIES AND PRACTICES
Our compensation program is designed to provide appropriate performance incentives and avoid compensation practices that do not promote the interests of our stockholders.
✔ WHAT WE DO		✘ WHAT WE DON’T DO
✔	Maintain strong alignment between corporate performance and NEO compensation by having a majority of the total compensation consist of performance-based compensation.	✘	No stock options granted below the fair market value of a share of our Class A Common Stock on the grant date.
✔	Have employment and change in control agreements with our NEOs.	✘	No guaranteed bonuses in connection with annual pay structure (except with respect to a sign-on bonus provided to Axel Martinez which he negotiated as a condition to joining the Company in 2022).
✔	Maintain a long-term incentive plan that provides for forfeiture of awards if an employee engages in misconduct.	✘	No hedging or pledging of our securities by NEOs and directors.
✔	Use an independent compensation consultant retained by and reporting directly to the Compensation Committee.	✘	No perquisites.
✔	Have agreements that only provide for “double-trigger” accelerated vesting of all unvested options and RSUs to any of our NEO’s upon a change of control.	✘	No excise tax gross-ups.
✔	Conduct competitive benchmarking to align our executive compensation with the market.
The Compensation Committee continues to work to refine our executive compensation program to ensure that it continues to serve to incentivize our senior executives and other key management talent to achieve our core business and strategic objectives, while also ensuring the retention of our senior leadership and key talent. In 2023, the Compensation Committee expects to continue evaluating the adoption of a clawback policy consistent with the requirements under the Nasdaq, once finalized, stock ownership guidelines, a consistent approach to executive severance packages and the implementation of a process for assessing the effectiveness of the compensation plan for the purpose of identifying economic or reputational risks in the design of our incentive compensation programs.
2022 NAMED EXECUTIVE OFFICERS
NEO	Title
Chris Kemp	Chief Executive Officer
Adam London	Chief Technology Officer
Axel Martinez	Chief Financial Officer
Kelyn Brannon	Former Chief Financial Officer
COMPENSATION PROCESS
The Company maintains compensation principles that are intended to ensure that its compensation practices are fair and reasonable as applied to both executive and non-executive employees. These principles align with the Company’s mission to Improve Life on Earth from Space®, balance both individual and company performance, and seek to provide competitive wages and benefits with consistent position in the median range of the most relevant markets to employees based on their roles, responsibilities, skills, and performance, except for non-executive engineering roles which we position at above the median range to ensure that we can acquire competitive talent.
As it relates to Astra’s executive compensation program, our goal is to ensure this program:
•	closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage our executives to take excessive risk, while driving long-term value to stockholders;
•	supports our long-term business strategy by ensuring that performance objectives are consistent with driving long-term stockholder value;
•
recognizes that the portion of a NEO’s compensation that is at-risk and performance-based should be tied to the level of that individual’s responsibility and their ability to control the achievement of the performance objectives;

•	emphasizes equity-based compensation over cash compensation;
•	allows us to recruit and retain a top-tier executive team in a competitive industry and to motivate our executive team to achieve superior performance over sustained periods;
•	provides a competitive compensation opportunity while adhering to market standards for compensation; and
•	complements and advances values the underlie Astra’s culture, which values are set forth below:
○	Simplicity. We believe that simple scales
○	Trust. We build trust by doing what we say we will do
○	Accountability. We are accountable to each other and for the work we do
○	Respect. We respect each other and opposing ideas
○	Reliability. We are rigorous and consistently deliver quality and reliable products on time
The Compensation Committee periodically reviews the compensation principles used for setting the total cash compensation and equity incentive compensation for the Company’s workforce. The Company also periodically compares the components of its compensation with its peer companies and those of its competitors in the Spacetech industry to ensure that compensation remains competitive and continues to attract, retain, and motivate a skilled and diverse workforce.
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing Astra’s overall executive compensation strategy, structure, policies, and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees.
Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), in its role as the Compensation Committee’s independent compensation consultant, assisted with executive and director pay assessments and worked with the Compensation Committee to review the design of the executive compensation program in 2022. In addition, Aon assisted the Compensation Committee in identifying the peer groups of publicly-traded companies the Compensation Committee used in competitive market analyses and benchmarking of executive compensation.
Aon reported directly to the Compensation Committee and provided no other remunerated services to the Company. Aon does not provide services for any of our affiliates. In accordance with SEC rules and requirements, and Nasdaq listing standards, the Company has affirmatively determined that Aon is independent, and that no conflicts of interest exist between the Company and Aon (or any individuals working on the Company’s account on behalf of Aon).
COMPENSATION BENCHMARKING
In evaluating executive officer compensation, the Compensation Committee annually considers the compensation paid by an executive compensation peer group, and to use that information as a basis for evaluating the pay of our executive officers. The peer group is comprised of approximately 20 companies from industries that include aerospace and defense, electronic equipment and instruments, application software, and construction machinery and heavy trucks, among others. In July 2022, the Compensation Committee reevaluated its peer group for executive compensation and removed companies that were not aligned with Astra’s market capitalization and headcount criteria, and added companies that were better aligned with our industry, market capitalization, headcount and geography. More specifically, the criteria used to assess the appropriateness of the current peer group and identify companies to add to the peer group were as follows: (i) a focus on publicly traded hardware and software technology companies with an emphasis on growth stage aerospace and electric vehicle technology where possible; (ii) target companies with market capitalization generally between $150 million and $2.0 billion based on our market capitalization at the time of analysis; (iii) target companies with headcount generally ranging from 100 employees to 1,200 employees based on headcount at the time of analysis; and (iv) emphasize technology “hub” locations where possible.
ELEMENTS OF COMPENSATION
In 2022, our executive compensation was divided into the following pay elements:
2022 Pay Element	Why Element Was Provided	Key Characteristic(s)
Annual Base Salary	• Compensate executives for their normal day-to-day responsibilities	• Only fixed portion of compensation • All other compensation elements are variable

Service-Based Stock Options (SSOs)	• Motivate executives to build long-term stockholder value • Retain our executives
• Provide value only if stock price increases

• Exercise price is equal to the per share price of Astra Common Stock on the grant date

• Generally vest over a period of four years, with 25% vesting on the first vesting date (which is either February 15, 2022 or August 15, 2022, depending on the NEO) and then quarterly thereafter[1]

Restricted Stock Units (RSUs)	• Motivate executives to build long-term stockholder value • Retain our executives	• Generally vest over a period of four years, with 25% vesting on the first vesting date (which is either February 15, 2022 or August 15, 2022, depending on the NEO) and then quarterly thereafter[1]

Performance Based Stock Options (PSOs)	• Motivate the executives to focus on achieving the Company’s critical business objectives supporting its long term strategy and increasing the Company’s stock price	• PSOs vest based on achievement of performance objectives and increases in the stock price • PSOs were intended to cover a five year period through 2026[2]
(1)
Axel Martinez has no service-based stock options. He did receive service-based restricted stock units which vest over a period of four years, with 25% vesting on November 15, 2023 and then quarterly thereafter.

(2)	No PSOs were granted in 2022, but they remain a significant part of the compensation for the NEOs (other than Axel Martinez).

BASE SALARY
We establish the base salaries of our NEOs by considering the base salaries paid to executives holding similar positions within our peer group of companies and targeting the 25th to 50th percentile among those peer companies, except with respect to Mr. Kemp, whose target base salary is between the 50th to 75th percentile among peer companies. The Compensation Committee's approach is consistent with the Company’s philosophy to emphasize equity-based compensation over cash compensation and its pay for performance philosophy.
As of December 31, 2022, the base salaries for our NEOs were as follows:
•	Mr. Kemp was paid an annual base salary of $600,001 during 2022.
•	Dr. London and Ms. Brannon were paid an annual base salary of $500,001 during 2022. Ms. Brannon left us in November 2022, so she did not receive her entire base salary in 2022.
•	Mr. Martinez joined the Company on October 10, 2022, and was paid a prorated portion of an annual base salary of $450,000 during 2022.
ANNUAL BONUS PAYMENTS
Beginning with calendar year 2023, Mr. Martinez has a target bonus of 50% of his annual base salary, payable, in whole or in part, if certain Company business objectives are met and subject to management and Compensation Committee discretion. In the future, Mr. Martinez’ future bonus targets will be determined at the discretion of the Compensation Committee. Mr. Martinez was not eligible to receive a bonus for 2022. Consistent with our pay for performance philosophy, Mr. Kemp and Dr. London did not receive in 2022, and are not expected to receive, in 2023, a cash bonus as part of their current compensation arrangements.
LONG-TERM EQUITY INCENTIVE COMPENSATION
In an effort to drive long-term stockholder value and retain its NEOs, the Company awards equity grants under its 2021 Omnibus Incentive Plan, which grants consisted in 2022 of a combination of service-based stock options (“SSOs”) for Mr. Kemp, Dr. London and Ms. Brannon and service-based restricted stock units (“RSUs) for all NEOs.
Specifically, on January 20, 2022, the Company granted service-based SSOs and RSUs to Mr. Kemp, Dr. London and Ms. Brannon. In addition, on October 20, 2022 the Company granted service-based RSUs to Mr. Martinez as an inducement to him to join the Company initially as its executive vice president of finance with the intention that he would be promoted to Chief Financial Officer. The ultimate value of these awards to the NEOs, upon the vesting of the RSUs or the exercise of the SSOs, is directly based upon the Company’s stock price at the time of vesting or exercise. The exercise price for the stock option grants is $5.21, which was the closing share price for a share of the Company’s Class A Common Stock on January 20, 2022, the grant date.
CLAWBACK POLICY
The Company is subject to the “clawback” provision of Section 304 of the Sarbanes-Oxley Act of 2022 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Act and the NASDAQ’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. The Company will implement its clawback policy in accordance with the new listing standard when the new listing standard becomes final.
BENEFITS
We provide all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible participants to participate in our 401(k) plan.
We do not provide any perquisites for the NEOs.
BRANNON SEVERANCE BENEFITS
Ms. Brannon’s last day of employment with us was November 9, 2022. In connection with the transition of Ms. Brannon’s duties and responsibilities as chief financial officer, including those related to certain outstanding litigation matters to which we are a party, we offered Ms. Brannon a retention bonus of $100,000 and severance benefits to include: (a) $400,000 of severance pay, (b) payment of the employer’s portion for continuation of health coverage through March 31, 2024 and (c) the acceleration of the vesting of 996,826 restricted stock units. Ms. Brannon has agreed to forfeit all 2,309,935 vested and unvested options to purchase shares of the Company’s Class A Common Stock as of November 9, 2022. Ms. Brannon has also agreed to be available through March 31, 2023 to provide transition services. In connection with our offer of severance, Ms. Brannon executed a severance agreement that included a general release of claims.
OVERSIGHT OF RISKS RELATED TO COMPENSATION POLICIES
The Compensation Committee reviewed Astra’s material compensation policies and practices and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The key features of the executive compensation program that support this conclusion include:
•	appropriate pay philosophy, peer group and market positioning and
•	effective balance in cash and equity mix, short- and long-term focus, corporate performance focus and discretion.
POLICY AGAINST HEDGING AND MONETIZATION TRANSACTIONS AND PLEDGING
The Board has adopted an Insider Trading Policy (the “Policy”), which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees from engaging in hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars, exchange funds, short sales, and transactions in put options, call options, or other derivative securities. The Policy also prohibits directors, officers, and employees from holding Astra securities in a margin account or pledging them as collateral for a loan.
STOCK OWNERSHIP GUIDELINES
While the Company believes that equity ownership by our NEOs is important as it aligns their interests with those of our stockholders, the Company does not currently require our NEOs hold a specific number of shares of our Class A Common Stock. Both our Nominating and Corporate Governance Committee and our Compensation Committee expect to evaluate in 2023 whether to adopt stock ownership guidelines for its NEOs and its directors.
TAX AND ACCOUNTING CONSIDERATIONS
The Compensation Committee takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals. Similarly, the Compensation Committee is aware that, under current tax law, any compensation paid to our NEOs in excess of $1 million per year generally will not be tax deductible.

COMPENSATION TABLES
Summary Compensation Table for the Fiscal Year Ended December 31, 2022
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Chris Kemp Chief Executive Officer and President	2022	600,001	—	1,130,215	1,386,612	—	—	360	3,117,188
	2021	557,000	—	5,883,248	37,533,318	—	—	104	43,973,671
Adam London Chief Technology Officer	2022	500,001	—	565,107	693,303	—	—	360	1,758,771
	2021	407,542	—	2,941,629	9,676,164	—	—	104	13,025,439
Axel Martinez Chief Financial Officer	2022(4)	101,250	75,000	778,350	—	—	—	138	954,738
Kelyn Brannon Former Chief Financial Officer	2022(5)	429,925	100,000	1,080,486	1,325,599	—	—	407,486	3,343,496
	2021	420,417	300,000	12,543,105	9,829,891	—	—	5,904	23,099,317
(1)	Reflects actual base salary earnings.
(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison. The assumptions made in these valuations are discussed in our Form 10-K in Item 15 — Consolidated Financial Statements.

(3)	Reflects Company paid life insurance premiums for all NEOs and in the case of Mr. Martinez and Ms. Brannon also includes amounts matched under the Company’s 401(k) plan.
(4)
Mr. Martinez commenced employment with us on October 11, 2022 as our executive vice president of finance and was awarded a $75,000 sign-on bonus. Mr. Martinez’s annualized base salary in 2022 was $450,000.

(5)	Ms. Brannon ceased employment with us on November 9, 2022. Ms. Brannon’s annualized base salary in 2022 was $500,001. She received $400,000 in severance and $100,000 as a retention bonus.

Outstanding Equity Awards at Fiscal Year-End for the Fiscal Year Ended December 31, 2022
	Option Awards						Stock Awards
							Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested ($)
Chris Kemp	406,754	7,402,952(2)	9.04	9/20/2031	596,576	258,795(3)	—	—
	135,583	298,289(4)	5.21	1/20/2032	—	—	—	—
	6,650	—	0.46	2/26/2030	—	—	—	—
Adam London	203,376	1,749,051(5)	9.04	9/20/2031	298,289	129,398(3)	—	—
	67,790	149,145(4)	5.21	1/20/2032	—	—	—	—
Axel Martinez	—	—	—	—	1,500,000	650,700(6)	—	—
Kelyn Brannon	—	—	—	—	—	—	—	—
(1)
The number of securities underlying options are allocated among PSOs and SSOs as follows: (a) for Mr. Kemp, 6,508,088 PSOs and 1,193,153 SSOs; and (b) for Dr. London, 1,301,618 PSOs and 596,578 SSOs. There was no outstanding equity for Ms. Brannon as of December 31, 2022.

(2)
Includes 6,508,088 PSOs that vest based on the achievement of certain milestones and 894,864 SSOs that vested 25% on August 15, 2022, and then continue to vest in substantially equal quarterly installments beginning on November 15, 2022, through and including August 15, 2025.

(3)
Amounts are comprised of restricted stock units that vested 25% on August 15, 2022, and then continue to vest in substantially equal quarterly installments beginning on November 15, 2022, through and including August 15, 2025.

(4)
Amounts are comprised of SSOs that vested 25% on August 15, 2022, and then continue to vest in substantially equal quarterly installments beginning on November 15, 2022, through and including August 15, 2025.

(5)
Includes 1,301,618 PSOs that vest based on the achievement of certain milestones and 515,226 SSOs that vested 25% on August 15, 2022, and then continue to vest in substantially equal quarterly installments beginning on November 15, 2022, through and including August 15, 2025.

(6)
Amounts are comprised of restricted stock units that vest 25% on November 15, 2023, and then in substantially equal quarterly installments on each February 15, May 15, August 15 and November 15, through and including August 15, 2026.

EMPLOYMENT AGREEMENTS
We entered into employment agreements with Mr. Kemp, Dr. London and Ms. Brannon on February 1, 2021, which agreements were amended on September 1, 2021. In providing for these amendments, the Compensation Committee’s goal was to align the rights and benefits provided to the NEOs. Prior to Mr. Martinez joining us on October 10, 2022 as our executive vice president of finance, we entered into an employment agreement with him. The material terms of the NEOs employment agreements are identical except with those limited exceptions noted below.
Under the terms of the employment agreements of Mr. Kemp and Dr. London (as amended on September 1, 2021,), each NEO would be paid an annual base salary of $500,000, except Mr. Kemp who would be paid an annual base salary of $600,000. Pursuant to Mr. Martinez’s employment agreement, he would be paid an annual base salary of $450,000.
The employment agreements allow the Company to pay an annual bonus to the NEO based on targets and performance metrics set by the Board. Mr. Martinez’s employment agreement included a one-time sign on bonus of $75,000, which was paid when he joined the Company on September 30, 2022 and has target bonus opportunity of 50% of his base salary for 2023 if certain Company business objectives are met. Mr. Martinez was not eligible for an annual bonus for calendar year 2022. Currently, the Compensation Committee has not, and does not expect to, set target bonuses for Mr. Kemp and Dr. London for 2023 and Mr. Martinez’s bonus target for future years is subject to the determination of the Compensation Committee.
Mr. Martinez’s employment agreement set forth the amount of restricted stock units which were to be issued to each him in connection with his employment. All other employment agreements were silent on eligibility to participate in the 2021 Omnibus Incentive Plan.
All of the NEO employment agreements except for Mr. Martinez’s provide that if an NEO’s employment is terminated by the Company without “Cause” or by the NEO for “Good Reason”, other than in connection with a

Change of Control, the NEO will be entitled to severance consisting of (i) twelve months’ salary continuation; (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus); (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination; and (iv) accelerated vesting of unvested equity awards.
All of the NEO employment agreements provide that if a qualifying termination occurs within the three months prior to or twelve months following a “Change of Control,” the NEO is entitled to receive a severance consisting of (i) twelve months’ salary continuation (24 months in the case of Mr. Kemp); (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus), except that Mr. Martinez is not entitled to any bonus amount as severance; (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination (18 months in the case of Mr. Kemp); and (iv) accelerated vesting of unvested equity awards, except that Mr. Martinez is entitled to accelerated vesting of only those unvested equity awards that are scheduled to vest within the twelve months following termination.
In either case, the Company’s obligation to make the severance payments, and the NEOs right to retain the same, is wholly conditioned on the NEO providing a general release of claims in favor of the Company and continuing to comply with the NEO’s obligations under their respective employment agreement, including the restrictive covenants. Specifically, the employment agreements contain (i) a perpetual confidentiality covenant; (ii) an assignment of intellectual property covenant; (iii) non-competition and non-solicitation of business partners covenants during the course of employment; (iv) a non-solicitation covenant with respect to employees and other service providers during the course of employment and for twelve months thereafter; and (v) a non-disparagement obligation.
The foregoing summary of the terms and conditions of the employment agreements is not complete and is qualified in their entirety by reference to the full text of such employment agreements and related amendments on file with the SEC.
The Compensation Committee is aware that executives and senior management have inconsistent severance benefits in the event of a Change of Control and intends to adopt, and has directed management to propose, a severance plan that provides for consistent treatment of executives and senior management in the event their employment is terminated as a result of a Change of Control.
The Omnibus Incentive Plan
The 2021 Omnibus Incentive Plan (the “Plan”) initially reserved 36,765,000 shares of Class A Common Stock for issuance for awards in accordance with the terms of the Plan. Pursuant to the terms of the Plan, an additional 13,148,738 shares of Class A Common Stock were reserved for issuance under the Plan on January 1, 2022, and the stockholders approved an amendment on June 1, 2022, authorizing an additional 6,000,000 shares of our Class A Common Stock to be reserved for issuance under the Plan. In addition, the number of shares of Class A Common Stock in the pool will automatically increase on January 1 of each year from 2023 to 2031 by the lesser of (i) 5% of the sum of number of shares of (x) Class A Common Stock and (y) Class B Common Stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A Common Stock as determined by the Board. As of January 1, 2023, there was an additional 7,500,000 shares of Class A Common Stock reserved for issuance under the Plan. As of April 10, 2023, there were 14,764,507 shares of Class A Common Stock remaining to be issued under the Plan.
The purpose of the Plan is to advance the Company’s interests by providing for the grant to our employees, directors, consultants and advisors of stock and stock-based awards. The Plan authorizes the award of stock-based incentives to encourage eligible employees, officers, directors, and consultants to expend maximum effort in the creation of stockholder value. The Board or the Compensation Committee will make grants of awards under the Plan to eligible participants under and pursuant to the terms of the Plan.
The Employee Stock Purchase Plan
The Employee Stock Purchase Plan (“ESPP”) initially reserved 5,000,000 shares of Class A Common Stock for grants to participants of options to purchase shares of Class A Common Stock in accordance with the terms of the ESPP. Pursuant to the terms of the Plan, an additional 2,629,738 shares of Class A Common Stock were reserved for issuance under the

Plan on January 1, 2022. In addition, the number of shares reserved for issuance automatically increases on January 1 of each year from 2023 to 2031 by the lesser of (i) 1% of the sum of number of shares of (x) Class A Common Stock and (y) Class B Common Stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A Common Stock as determined by the Board. As of January 1, 2023, there was an additional 2,692,367 shares of Class A common stock reserved for issuance under the ESPP. As of April 10, 2023, there were 9,077,401 shares of Class A Common Stock remaining to be issued under the ESPP.
The purpose of the ESPP is to enable eligible employees to use payroll deductions to purchase shares of Class A Common Stock at a discount and thereby acquire an interest in the Company. Employees who are eligible to participate in the ESPP may elect to participate in the ESPP in accordance with, and subject to, its terms and conditions.

PAY VERSUS PERFORMANCE
The following table shows the past two fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (“TSR”), and our net income.
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2022 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)($)	Compensation Actually Paid to PEO(2)($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“non-PEO NEOs”)(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(5) ($)	Net Income (Loss) (millions)(6) ($)
2022	3,117,188	(52,125,199)	2,085,668	16,642,449	4.29	(411,438)
2021	43,973,671	(33,791,150)	18,568,009	(64,465,356)	68.55	(257,782)
(1)	Mr. Kemp was the Company’s PEO for each of the 2022 and 2021 fiscal years.
(2)	The amounts disclosed reflect the adjustments listed in the table below to the amounts reported in the Summary Compensation Table for Mr. Kemp, the Company’s PEO:
Year	Less: Grant Date Value of Equity Awards ($)	Plus: Change in Value of Awards Granted During the Current Year ($)	Plus: Vesting Date Value of Awards that Vested During the Year ($)	Plus: Year-Over- Year Change in Fair Value of Unvested Awards ($)	Plus: Change in Value of Awards Vesting During the Current Year ($)	Dividends on Unvested Awards ($)	Total Adjustments ($)
2022	(2,516,826)	(5,180,649)	(5,180,649)	(51,966,534)	(304,060)	—	(55,581,566)
2021	(43,416,567)	(34,330,166)	(34,330,166)	0	(21,147)	—	(77,764,821)
(3)
For the year ended December 31, 2022, the Company’s non-PEO NEOs were: Dr. London, Mr. Martinez and Ms. Brannon. For the year ended December 31, 2021, our non-PEO NEOs were: Dr. London, Ms. Brannon (our former chief financial officer), Mr. Attiq (our chief business officer) and Mr. Lyon (our former executive vice president of engineering and operations).

(4)	The amounts disclosed reflect the adjustments listed in the table below to the amounts reported in the Summary Compensation Table for the Company’s non-PEO NEOs:
Year	Less: Grant Date Value of Equity Awards ($)	Plus: Change in Value of Awards Granted During the Current Year ($)	Plus: Vesting Date Value of Awards that Vested During the Year ($)	Plus: Year-Over- Year Change in Fair Value of Unvested Awards ($)	Plus: Change in Value of Awards Vesting During the Current Year ($)	Dividends on Unvested Awards ($)	Total Adjustments ($)
2022	(4,442,845)	(2,556,937)	1,788,122	($4,271,832)	($5,139,956)	—	(14,623,447)
2021	(72,016,221)	(10,584,741)	1,403,008	($374,645)	(1,460,765)	—	($83,033,365)
(5)
Calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment (of which there were none), and the difference between the per share price of our Class A Common Stock at the end and the beginning of the measurement period by the per share price of our Class A Common Stock at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the year ended December 31, 2022, and 2021, as applicable.

Analysis of the Information Presented in the Pay Versus Performance Table
Compensation Actually Paid and Net Income (Loss)
Given our status in 2021 as an emerging growth company and our primary focus on developing of our launch services and space products business, including the fact that our paid commercial launch operations did not start until the first quarter of 2022 and our first delivery of space products was during 2022, we have operated at net loss since inception. Thus, we have not used net income (loss) as a performance measure for our executive compensation program.
Instead, we believe, consistent with our pay for performance philosophy, that a significant amount of our executive compensation should be at-risk and should align with the strategic objectives necessary to drive financial performance and thus long-term stockholder value.
From 2021 to 2022, our net loss increased. The Compensation Actually Paid to our PEO decreased during those years as there was no change to Mr. Kemp’s cash compensation in 2022 from 2021. In 2021, consistent with our pay for performance philosophy, a significant portion of Mr. Kemp’s compensation was tied to performance stock options and other equity awards, which had a large grant date fair value. Because of the size of the performance stock option grants and our intent that those grants would cover a five year performance period, Mr. Kemp (and the other NEOs excluding Mr. Martinez) were awarded a limited number of equity grants in 2022. The Compensation Actually Paid to our non-PEO NEOs increased, on average, due in part to a one-time RSU grant and bonus paid to Mr. Martinez, who joined us as our executive vice president and then chief financial officer and significant bonus payments and severance paid to Ms. Brannon, who left us as chief financial officer in November 2022.
PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
We utilize several performance measures to align executive compensation with the Company’s performance, but historically have not used financial performance measures such as TSR. As described under the Executive Compensation section above, a significant portion of the compensation that our NEOs (other than Mr. Martinez) are eligible to receive consists of performance stock options that are designed to provide appropriate incentives to our executives to achieve defined Company and financial goals in 2022 from 2021. The Board believes that the amount of “at risk” compensation for its NEOs aligns with the interests of the Company’s stockholders, as demonstrated by the overall decrease in Compensation Actually Paid, particularly in the case of the PEO and when compared to the significant decline in our stock price, in part due to market conditions in which we have no control, since December 2021.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2021 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”
INVESTORS’ RIGHTS AGREEMENT
In connection with the execution of the Business Combination Agreement, Holicity, Legacy Astra, certain Holicity Stockholders and certain Legacy Astra stockholders entered into the Investors’ Rights Agreement, to be effective at the Closing. In addition, all other Legacy Astra stockholders that received capital stock of the Company in the Business Combination signed a joinder to the Investors’ Rights Agreement pursuant to a letter of transmittal.
Pursuant to the Investors’ Rights Agreement, the Company will be required to register for resale securities held by the stockholders party thereto. The Company will have no obligation to facilitate more than one demand made by the Pendrell Holicity Holdings Corporation (the “Sponsor”) or its affiliates that the Company register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by the Company. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement.
COVID TEST PURCHASES FROM CUE HEALTH INC.
We began purchasing Covid-19 test readers and related test cartridges from Cue Health, Inc. in the late second quarter 2021, at their standard pricing. In August 2021, the Company entered into a six-month subscription arrangement with Cue Health, Inc. for the purchase of Covid-19 test readers and the related test cartridges. Under Cue Health, Inc.’s standard subscription arrangement, we receive a twenty percent (20%) discount on each Cue Reader and fourteen percent (14%) discount on each test cartridge. Mr. Stanford, a member of the Board and our Lead Independent Director, at the time served on the board of directors of Cue Health, Inc. Funds affiliated with ACME Capital collectively beneficially own 10.3%of the outstanding common stock of Cue Health, Inc. Mr. Stanford was not involved in the negotiation of our arrangement with Cue Health, Inc. We made purchases of $1.0 million under this agreement during 2022. The agreement was terminated in the fourth quarter of 2022.
DIRECTOR AND OFFICER INDEMNIFICATION AND DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
Our Charter provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
RELATED PERSON TRANSACTION POLICY
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
We operate in accordance with a written charter adopted by the Board and reviewed annually by the Nominating and Corporate Governance Committee and us. We are responsible for overseeing the quality and integrity of Astra Space, Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. Further, the Board has determined that Mr. Lehman is an audit committee financial expert as defined by the rules of the SEC.
1.
The Audit Committee has reviewed and discussed the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2022, and the related consolidated statements of operations, of comprehensive loss, of stockholders’ equity and of cash flows for the year then ended, including the related notes (collectively referred to as the “consolidated financial statements”) with management.

2.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm for year ended December 31, 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

3.
The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

4.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee:
Michael Lehman, Chair
Julie Cullivan
Lisa Nelson
Scott Stanford

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”), our principal independent registered public accounting firm for the year ended December 31, 2022, and by Grant Thornton LLP (“GT”), our principal independent registered public accounting firm for the years ended December 31, 2021. As discussed below, the Audit Committee appointed PwC to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2022.
	Year Ended December 31,
	2022 (PwC)	2021 (GT)
Audit Fees	$1,749,000	$1,417,100
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	6,650	—
Total	$1,755,650	$1,417,100
For clarity, (a) the amounts provided in the table above do not include fees paid to WithumSmith+Brown as a result of performing services to the Company prior to the closing of the business combination on June 30, 2021; (b) amounts for the year-ended December 31, 2022, reflect only amounts paid to PwC; and (c) amounts for the year ended December 31, 2021, reflect only amounts paid to Grant Thornton, including amounts paid to Grant Thornton for services provided to the legacy Astra, now Astra Space Operations, Inc., a wholly owned subsidiary of us, prior to the closing of the business combination.
AUDIT FEES
Audit Fees represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, advice on accounting matters directly related to the audit, and audit services provided in connection with other regulatory filings.
ALL OTHER FEES
All Other Fees represents license fees to PwC’s online research software in 2022.
PRE-APPROVAL BY AUDIT COMMITTEE OF PRINCIPAL ACCOUNTANT SERVICES
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Unless the Audit Committee has pre-approved audit services or a specified category of non-audit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm.
Routine and recurring services provided by the Company’s independent registered public accounting firm within the specific service descriptions and budgets pre-approved by the Audit Committee may be undertaken without further authorization by the Audit Committee. The specific service descriptions and budgets pre-approved by the Audit Committee shall be initially established prior to the commencement of any service provided. The Audit Committee’s pre-approval is effective only for services to be provided in the fiscal year for which the services were pre-approved, unless the Audit Committee specifically provides for a different period. Any engagement of the independent auditors for a specific service with fees proposed to exceed $100,000 requires approval by the Audit Committee. Any later changes in terms, conditions, scope or fees shall require further Audit Committee pre-approval. Further, Audit Committee approval is required for all internal control-related services (other than those performed as part of the annual audit).
Any other engagement of the independent auditors for a specific service that does not require Audit Committee pre-approval may be pre-approved by a member or members of the Audit Committee to whom such authority is delegated by the Audit Committee. In addition, each of the Audit Committee members has the authority to pre-approve any audit services if the need for consideration of a pre-approval request arises between regularly scheduled meetings. Any services approved by a delegated member or members of the Audit Committee is communicated to the Audit Committee at its next regularly scheduled meeting.
CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On June 30, 2021, the Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2021. Grant Thornton served as independent registered public accounting firm of Legacy Astra, now known as Astra Space Operations, Inc. and a wholly-owned subsidiary of us, prior to the business combination which closed on June 30, 2021 and dismissed WithumSmith+Brown (“Withum”), as Holicity’s (now known as us) independent registered public accounting firm. This decision was ratified by the Company’s board of directors.
The reports of Withum on Holicity’s financial statements as of and for the period from June 2, 2020 (inception) to December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During Holicity’s fiscal year ending December 31, 2020 and the subsequent interim period through March 31, 2021, there were no disagreements between Holicity and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Holicity, would have caused it to make reference to the subject matter of the disagreements in its reports on Holicity’s financial statements for such years.
During Holicity’s fiscal year ending December 31, 2020 and the subsequent interim period through March 31, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).
During the period from June 2, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of Withum’s dismissal, the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
This disclosure is consistent with prior disclosures regarding our change in independent registered accounting firms from Withum to Grant Thornton. We had previously provided Withum with a copy of the foregoing disclosures and had requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter to the SEC, dated June 30, 2021, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2021.
On March 18, 2022, the Audit Committee dismissed Grant Thornton as the Company’s independent registered public accounting firm. Grant Thornton was previously engaged to audit the Company’s consolidated financial statements for the year ended December 31, 2021. The dismissal did not affect Grant Thornton’s engagement for the year ended December 31, 2021.
As described below, the change in independent registered public accounting firm is not the result of any disagreement with Grant Thornton. Grant Thornton had served as the Company’s independent registered public accounting firm since the Business Combination, and it served as Legacy Astra’s independent registered public accounting firm since the fourth quarter of 2020 and performed audits of Legacy Astra’s financial statements for the fiscal years ended December 31, 2019 and 2020. Grant Thornton also audited Astra’s financial statements for the year ended December 31, 2021.
Grant Thornton’s audit reports on the financial statements for the fiscal years ended December 31, 2019, 2020 and 2021 did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that Grant Thornton’s audit reports for the fiscal years ended December 31, 2019 and 2020 included a statement of substantial doubt about our ability to continue as a going concern. No similar statement, with respect to our ability to continue as a going concern, was provided for the fiscal year ended December 31, 2021. Grant Thornton’s audit report for the fiscal year ended December 31, 2021 included a paragraph regarding Astra changing its method of accounting for leases as of January 1, 2021 due to the adoption of Accounting Standards Update No. 2016-02, Leases, (Topic 842).
During the fiscal years ended December 31, 2019, 2020 and 2021, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports on the financial statements of the Company for such years.
During the fiscal years ended December 31, 2019, 2020 and 2021, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses identified in our public reports for the fiscal years ended December 31, 2019, 2020 and 2021.
This disclosure is consistent with prior disclosures regarding our change in independent registered accounting firms from Grant Thornton to PwC, and we have provided Grant Thornton with a copy of these disclosures in response to Item 304(a) of Regulation S-K and requested that Grant Thornton furnish us with a copy of their letter addressed to the SEC pursuant to Item 304(a)(3) of Regulation S-K, stating whether Grant Thornton agrees with the statements made by us here. Copies of Grant Thornton’s letters to the SEC, dated March 23, 2022, May 5, 2022 and August 26, 2022, were filed with the Company’s Current Report on Form 8-K, Post-Effective Amendment No. 1 to Registration Statement on Form S-1 and Registration Statement on Form S-1, filed with the SEC on March 23, 2022, May 5, 2022 and August 26, 2022, respectively.
On March 18, 2022, our Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, subject to PwC’s completion of its client acceptance procedures.
During the fiscal years ended December 31, 2019, 2020 and 2021 and through March 18, 2022, neither we, nor anyone on its behalf, consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN OUR PROXY MATERIALS
To be considered for inclusion in next year’s proxy statement for the 2024 annual meeting of stockholders, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Astra Space, Inc., 1900 Skyhawk Street, Alameda, CA 94501 no later than February 9, 2024, which is 120 days prior to June 8, 2024.
REQUIREMENTS FOR STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING
Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, at Astra Space, Inc., 1900 Skyhawk Street, Alameda, CA 94501. To be timely for the 2024 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before February 9, 2024 or after March 10, 2024, which is not more than 120 days, and not less than 90 days prior to June 8, 2024. If the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after June 8, 2024, notice by the stockholder to be timely must be delivered not earlier than the close of business 120 days before the meeting and not later than the later of (i) the close of business 90 days before the meeting or (ii) the close of business 10 days following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company. Such notice must provide the information required by our amended and restated bylaws with respect to each matter the stockholder proposes to bring before the 2024 annual meeting.
In addition to complying with the deadlines set forth above, to comply with the universal proxy rules of the SEC, stockholders who intend to solicit proxies in support of director nominees (other than nominees of the Board) for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and postmarked or transmitted electronically no later than April 9, 2024, which is 60 days prior to June 8, 2024.
REQUESTING ADDITIONAL MATERIALS
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
We are mailing a full set of our printed proxy materials to stockholders on or about April 28, 2023. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website at https://astra.com.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials and who would like to receive single copies at a shared address may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

INFORMATION ABOUT THE MEETING AND VOTING
PURPOSES OF THE ANNUAL MEETING
The purposes of the Annual Meeting are:
1.	To elect three Class III directors to serve until the 2026 Annual Meeting of Stockholders;
2.	To approve the Reverse Stock Split Proposal;
3.	To approve the LTIP Proposal;
4.	To approve an amendment to the 2021 Omnibus Incentive Plan to increase the number of shares available for issuance under the Plan (the “Amendment to the 2021 Omnibus Incentive Plan Proposal”); and
5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING
The Board has established the close of business on April 10, 2023 as the “record date” for the Annual Meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our Common Stock at that time. As of this record date, (i) 215,286,444 shares of our Class A Common Stock were issued and outstanding, held by approximately 98 registered stockholders of record and (ii) 55,539,188 shares of our Class B Common Stock were issued and outstanding, held by two registered stockholders of record. Each issued and outstanding share of Class A Common Stock as of the record date is entitled to one vote and each issued and outstanding share of Class B Common Stock as of the record date is entitled to 10 votes on each matter properly to come before the Annual Meeting (except Proposal No. 3 for the reasons discussed below) and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote will be available for examination during the annual meeting at www.virtualshareholdermeeting.com/ASTR2023.
VOTING SHARES THAT YOU HOLD IN YOUR NAME
•
VOTE BY INTERNET — www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 7, 2023. Please have the Notice in hand when you access the website. Follow the steps outlined on the secured website to vote your shares.

•
VOTE BY MAIL — If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, we must receive your proxy card no later than 6:00 p.m. Eastern Time, on June 7, 2023.

•
VOTE BY PHONE — Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 7, 2023. Please have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line to vote your shares.

•	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL ANNUAL MEETING — See “Attending the Annual Meeting,” below.
VIRTUAL MEETING
After careful consideration, the Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
To participate in the Annual Meeting, stockholders as of the record date, or their duly appointed proxies, will need the 16-digit control number provided on the proxy card, voting instructions form or Notice. We encourage you to access the meeting 10 minutes before the start time of 10:00 a.m., Pacific Time, on June 8, 2023. Please allow ample time for online check-in, which will begin at 9:30 a.m., Pacific Time, on June 8, 2023. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ASTR2023. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/ASTR2023.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/ASTR2023. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/ASTR2023.
•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the Annual Meeting.
•	Please have your 16-digit control number to enter the Annual Meeting.
•	Stockholders may submit questions via the Internet while attending the Annual Meeting.
•	The Annual Meeting webcast will begin promptly at 10:00 a.m., Pacific Time.
•	We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
Webcast replay of the Annual Meeting will be available until the sooner of June 8, 2024 or the date of the next annual meeting of stockholders to be held in 2024.
ASKING QUESTIONS DURING THE ANNUAL MEETING
Only our stockholders of record as of April 10, 2023, are permitted to ask questions during the Annual Meeting.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ASTR2023, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Generally, stockholder questions must be relevant to the agenda items then before the Annual Meeting. Stockholder questions or remarks must be pertinent to matters addressed at the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.
TECHNICAL ASSISTANCE FOR THE ANNUAL MEETING
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.
VOTING SHARES THAT YOU HOLD IN BROKERAGE OR SIMILAR ACCOUNTS
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank, or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposals 1, 2, or 3 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 4. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposals 1, 2 or 3 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares.
TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES
An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. As explained above, a “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Abstentions and broker non-votes will be treated as follows with respect to votes on each of the proposals:
Proposal		Treatment of Abstentions	Treatment of Broker Non-Votes
1.	Election of Director	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.
2.	Reverse Stock Split Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3.	LTIP Proposal
Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal except that an abstention by Mr. Kemp, Dr. London or Mr. Attiq will have no effect on this proposal because the Board has determined that such persons have an interest in the outcome of this proposal and are not entitled to vote thereon and thus, any vote cast by such persons is not a vote that is properly cast.
No effect on this proposal.
4.	Amendment to 2021 Omnibus Incentive Plan Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
5.	PwC Ratification Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal	Not applicable since brokers have discretionary authority to vote on this proposal.
YOUR VOTING OPTIONS ON EACH OF THE PROPOSALS
•
You may vote “for,” or “withhold” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote), with respect to the election of the nominees for Class III director (Proposal 1).

•	You may vote “for,” “against,” or “abstain” with respect to the proposal on the Reverse Stock Split Proposal (Proposal 2).
•	You may vote “for,” “against,” or “abstain” with respect to the proposal on the LTIP Exchange Proposal (Proposal 3).
•	You may vote “for,” “against,” or “abstain” with respect to the proposal on the Amendment to the 2021 Omnibus Incentive Plan Proposal (Proposal 4).
•	You may vote “for,” “against,” or “abstain” with respect to the proposal on the PwC Ratification Proposal (Proposal 5).
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

THE BOARD’S VOTING RECOMMENDATIONS
The Board of Directors recommends that you vote:
•	FOR with respect to the election as director the individual named as nominee in this Proxy Statement (Proposal 1).
•	FOR the Reverse Stock Split Proposal (Proposal 2).
•	FOR the LTIP Proposal (Proposal 3).
•	FOR the Amendment to the 2021 Omnibus Incentive Plan Proposal (Proposal 4).
•	FOR the PwC Ratification Proposal (Proposal 5).
If any other matter is properly brought before the Annual Meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
REQUIRED VOTES TO APPROVE EACH PROPOSAL
Holders of our Class A Common Stock are entitled to cast one vote per share on all matters to be voted on at the Annual Meeting. Holders of our Class B Common Stock are entitled to cast 10 votes per share on all matters to be voted on at the Annual Meeting, except for Proposal 3 since all holders of Class B Common Stock (e.g. Mr. Kemp and Dr. London”) have a direct interest in the outcome of Proposal 3 and the Board has determined that such persons are not entitled to vote on such Proposal. Votes cast by the Class B Holders on Proposal 3 will not be deemed to be properly cast and will not be counted toward the tabulation of the votes. The holders of our Class A Common Stock and our Class B Common Stock shall vote together as a single class on all matters to be voted on at the Annual Meeting, except Proposal 3 in which only the holders of Class A Common Stock are entitled to vote.
The election of directors shall be determined by a majority of the votes properly cast at the Annual Meeting in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of director. If a director nominee does not receive the affirmative vote of a majority of the votes cast, he or she will not be elected. Holders of our Class A Common Stock and Class B Common Stock are not entitled to cumulative voting rights under the Charter.
In addition, the affirmative vote of a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, are required to approve the Reverse Stock Split Proposal. A majority of the votes properly cast at the meeting in respect of shares present in person (including virtually) or represented by proxy and entitled to vote on any of the following proposals will approve: (i) the LTIP Proposal, (ii) the Amendment to the 2021 Omnibus Incentive Plan Proposal; (iii) the PwC Ratification Proposal; and (iii) all other matters that arise at the Annual Meeting. Please note, however, that because the vote on the PwC Ratification Proposal is advisory in nature, the results of such vote will not be binding upon the Board or its Committees and because the vote on the Reverse Stock Split authorizes the Board to approve the reverse stock split in a range and at a time to be determined in its discretion, the Reverse Stock Split may not occur. None of Mr. Kemp, Dr. London or Mr. Attiq are permitted to vote on the LTIP Proposal because they all have grants under the LTIP plan and are therefore interested in the outcome of the LTIP Proposal. Further, if the LTIP Proposal is approved, the Compensation Committee will have the discretion to issue new performance stock options to Mr. Kemp, Dr. London and Mr. Attiq, provided that the new performance stock options must be granted no later than July 31, 2023, have an exercise price equal to the fair market value of a share of our Class A Common Stock on the date of grant and be exercisable, subject to the satisfaction of the vesting conditions and performance metrics, in an amount of no more than 4.0 million shares for Mr. Kemp and 1.0 million shares for each of Dr. London and Mr. Attiq. If the LTIP Proposal and the Amendment to the 2021 Omnibus Incentive Plan Proposal are both approved, the number of shares available for issuance under the 2021 Omnibus Incentive Plan will be increased by 237,867 shares. If the LTIP Proposal is not approved and the Amendment to the 2021 Omnibus Incentive Plan Proposal is approved, then the number of shares available for issuance under the 2021 Omnibus Incentive Plan will be increased by 4.0 million shares.

QUORUM
The presence, in person (including virtually) or by proxy, of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions, withheld votes, and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.
VOTING ON POSSIBLE OTHER MATTERS
We are not aware that any person intends to propose that any matter, other than the five numbered proposals specifically described by this Proxy Statement, be presented for consideration or action by our stockholders at the Annual Meeting. If any such other matter should properly come before the Annual Meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes properly cast in respect of shares present in person (including virtually) or by proxy at the Annual Meeting, unless our Charter or Bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his or her discretion and judgment.
REVOCATION OF PROXIES OR VOTING INSTRUCTIONS
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the meeting or by giving written notice to the Corporate Secretary. Attendance at the meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Corporate Secretary before the proxy is exercised or the stockholder votes by remote communication at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank, or nominee for instructions as to how they may revoke or change those voting directions.
SOLICITATION OF PROXIES
The Board is making this solicitation of proxies for the Annual Meeting. We will bear all costs of this solicitation, including the cost of preparing and distributing this Proxy Statement, the Form 10-K and the enclosed form of proxy card and including the cost of hosting the virtual meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees, or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.
STOCKHOLDER LIST
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive office at 1900 Skyhawk Street, Alameda, California 94501. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive office.
TRANSFER AGENT
Our transfer agent is Continental Stock Transfer & Trust Company. All communications concerning stockholder inquiries can be handled by contacting:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Proxy Department
Telephone: (212) 509-4000
E-mail: proxy@continentalstock.com

Appendix A
CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ASTRA SPACE, INC.
Astra Space, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:
1.
The name of the Corporation is Astra Space, Inc. The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on June 2, 2020, under the name of Holicity, Inc.

2.	The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 5, 2020.
3.	The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Charter”).
4.	The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions to amend the Charter as follows:
Article IV of the Charter is hereby amended by adding the following new paragraph C, Reverse Stock Split, at the end of Article IV:
“That, effective upon the effective time of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[   ]1 reverse stock split of the Corporation’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), shall become effective, pursuant to which: (i) each [   ] shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation [(including treasury shares)] immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time; and (ii) each [   ]1 shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation [(including treasury shares)] immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class B Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and the Class B Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Class A Common Stock or Class B Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a book entry position which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to a rounding up of their fractional share to the nearest whole share. No stockholder will receive cash in lieu of fractional shares. Each book entry position that, immediately prior to the Effective Time, represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Class A Common Stock or Class B Common Stock, as applicable, after the Effective Time into which the shares formerly represented by such certificate or book entry position
[1]	Shall be a number greater than or equal to 5 and less than or equal to 15 and shall include not more than four decimal digits.
A-1

have been reclassified (subject to the adjustment for fractional shares as described above); provided, however, that each person of record holding a book entry position that represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such book entry position, a new book entry position evidencing and representing the number of whole shares (subject to the adjustment for fractional shares as described above); of Class A Common Stock or Class B Common Stock, as applicable, after the Effective Time into which the shares of Class A Common Stock or Class B Common Stock, as applicable, formerly represented by such certificate or book entry position shall have been reclassified.”
5.
Thereafter pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted at an annual meeting of the stockholders of the Corporation, in accordance with the provisions of Section 242 of the DGCL.

6.	All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation on has caused this Certificate of Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer this day of     , 2023.
ASTRA SPACE, INC.

By:
Name:
Title:
A-2

Appendix B
ASTRA SPACE, INC. 2021 OMNIBUS INCENTIVE PLAN, AS AMENDED
1.	DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.
2.	PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.
3.	ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, (i) to administer and interpret the Plan and any Awards; (ii) to determine eligibility for and grant Awards; (iii) to determine the exercise price or the base value from which appreciation is measured, or the purchase price, if any, applicable to any Award; (iv) to determine, modify, accelerate or waive the terms and conditions of any Award; (v) to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); (vi) to prescribe forms, rules and procedures relating to the Plan and Awards; and (vii) otherwise to do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.
4.	LIMITS ON AWARDS UNDER THE PLAN
4.1 Number of Shares. Subject to adjustment as provided in Section 8.2, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is [____]1 shares (the “Initial Share Pool”). The Initial Share Pool will automatically increase on January 1 of each year from 2024 to 2031 by the lesser of (i) five percent (5%) of the sum of the number of shares of (x) Stock and (y) the Company’s Class B common stock, par value $0.0001 per share, in each case, outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Stock determined by the Board on or prior to such date for such year (the Initial Share Pool as it may be so increased, the “Share Pool”). Up to [         ]1 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4.1 will be construed as requiring that any, or any fixed number of, ISOs is awarded under the Plan. For purposes of this Section 4.1, shares of Stock will not be treated as delivered under the Plan, and will not reduce the Share Pool, unless and until they are actually delivered to a Participant. Without limiting the generality of the foregoing, the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by excluding shares of Stock withheld by the Company in payment of the exercise price or purchase price of any Award or in satisfaction of tax withholding requirements with respect to any Award; (ii) by including only the number of shares of Stock delivered in settlement of a SAR any portion of which is settled in Stock; and (iii) by excluding any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock. For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4.1 will be construed to comply with Section 422.
4.2 Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4.1 to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.
[1]	The number inserted here will be 63,651,605 if Proposal No. 3 is approved and 67,413,738 if Proposal No. 3 is not approved.

4.3 Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
4.4 Director Limits. Notwithstanding anything to the contrary in the Plan or any other plan or policy of the Company, the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan for his or her services as a Director during such calendar year, may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a Director’s first year of service on the Board), calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4.4 will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director.
5.	ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Treasury Regulation § 1.409A-1(b)(5)(iii)(E).
6.	RULES APPLICABLE TO ALL AWARDS
6.1 Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. Each Award granted under the Plan will be evidenced by an Award agreement in such form as the Administrator determines (any such agreement, an “Award Agreement”). No term of an Award will provide for automatic “reload” grants of additional Awards upon the exercise of a Stock Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
6.2 Term of Plan. No Awards may be made after ten (10) years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
6.3 Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6.3, other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6.3, SARs and NSOs may be exercised only by the Participant or the Participant’s legal representative. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.
6.4 Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(a) Except as provided in (b) and (c) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested will be forfeited.
(b) Subject to (c) and (d) below, each Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of three (3) months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.4, and will thereupon immediately terminate.
(c) Subject to (d) below, each Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one- (1) year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.4, and will thereupon immediately terminate.
(d) All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).
6.5 Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant breaches any non-competition, non-solicitation, non-disparagement, confidentiality or other restrictive covenant by which he or she is bound.
6.6 Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted (or such Participant’s permitted transferee) is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6.6 and any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6.6. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6.6.
6.7 Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6.7 will be treated as though such payment had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.
6.8 Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (i) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) will be subject to the same risk of forfeiture as applies to the underlying Award, together with such additional limitations or restrictions as the Administrator may impose, and (ii) no dividends or dividend equivalents will be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
6.9 Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
6.10 Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available for delivery under the Plan in accordance with the rules set forth in Section 4).
6.11 Section 409A
(a) Without limiting the generality of Section 12.2 hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(b) Notwithstanding anything to the contrary in the Plan or any Award Agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A. If any provision of the Plan would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict. If an operational failure occurs with respect to the requirements of Section 409A, any affected Participant, by accepting an Award under the Plan, agrees to cooperate fully with the Company to correct such failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan will be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other person or entity to the Company.
(c) If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six- (6) month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”).
Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6.11(c) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement.

(d) For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(e) With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).
7.	ADDITIONAL RULES APPLICABLE TO STOCK OPTIONS AND SARS
7.1 Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
7.2 Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than one hundred percent (100%) (in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, one hundred ten percent (110%)) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
7.3 Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
7.4 Maximum Term. The maximum term of Stock Options and SARs must not exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten percent (10%) stockholder described in Section 7.2 above).
7.5 No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 8 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
8.	EFFECT OF CERTAIN TRANSACTIONS
8.1 Mergers, etc. Except as otherwise expressly provided in an Award Agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(a) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof; or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(b) Cash-Out of Awards. Subject to Section 8.1(e) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in Section 8.1(d) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one (1) share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per-share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one (1) share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(c) Acceleration of Certain Awards. Subject to Section 8.1(e) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(d) Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 8.1(a) above, and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(e) Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 8.1(a), Section 8.1(b) or Section 8.1(c) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 8.1(b) above or an acceleration under Section 8.1(c) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(f) Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
8.2 Changes in and Distributions with Respect to Stock
(a) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the maximum number of shares of Stock specified in Section 4.1 that may be delivered under the Plan, and will make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(b) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 8.2(a) above to take into account distributions to stockholders other than those provided for in Sections 8.1 and 8.2(a), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(c) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

9.	LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of U.S. federal securities laws, or any applicable state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.
10.	AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time suspend or terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award Agreement, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the applicable Award Agreement. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), regulations or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 8 or Section 13 will be treated as an amendment requiring a Participant’s consent.
11.	OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan. The Company, in establishing and maintaining the Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of the Company or any of its subsidiaries, or the Administrator, except as expressly provided herein. No Award will be deemed to be salary or compensation for the purpose of computing benefits under any employee benefit, severance, pension or retirement plan of the Company or any of its subsidiaries, unless the Administrator determines otherwise, applicable law provides otherwise or the terms of such plan expressly include such compensation.
12.	MISCELLANEOUS
12.1 Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
12.2 Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
12.3 Unfunded Plan. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person or entity. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
12.4 Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any applicable law (as determined by the Administrator), such provision will be construed or deemed amended to conform to such applicable law or laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be so construed or deemed amended without materially altering such intent (as determined by the Administrator), such provision will be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award will remain in full force and effect.
13.	RULES FOR PARTICIPANTS IN CERTAIN JURISDICTIONS
The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt or revise any rules and regulations as it may deem necessary or advisable for purposes of satisfying applicable blue sky, securities, tax or other laws of various jurisdictions, including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award Agreement setting forth (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, in each case, as the Administrator deems necessary or advisable. Any such sub-plan, supplement, appendix, rule or regulation will be deemed to be a part of the Plan but will apply only to Participants within the applicable jurisdiction (as determined by the Administrator); provided, however, that no sub-plan, supplement, appendix, rule or regulation established pursuant to this provision will increase the Share Pool.
14.	GOVERNING LAW
14.1 Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.
14.2 Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 13 or as provided in Section 14.1 above, the laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.
14.3 Jurisdiction. Subject to Section 12.1 and except as may be expressly set forth in an Award Agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.
* * * *

Exhibit A
DEFINED TERMS
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.
“Board”: The board of directors of the Company.
“Cause”: In the case of a Participant who is party to a currently effective employment, consulting, advisory, separation, severance or other agreement with the Company or any of its subsidiaries in which “cause” (or a similar term) is defined, “Cause” means the occurrence of any circumstance constituting “cause” (or such similar term) pursuant to the terms of such agreement. In every other case, “Cause” means the occurrence of any of the following, as determined by the Administrator in its sole discretion: (i) the Participant’s material failure to perform (other than by reason of disability), or substantial negligence or misconduct in the performance of, the Participant’s duties and responsibilities for the Company or any of its subsidiaries; (ii) the Participant’s breach of any confidentiality, invention assignment, non-competition, non-solicitation, no-hire, non-disparagement or other restrictive covenant obligation set forth in any written agreement by and between the Participant and the Company or any of its subsidiaries; (iii) the Participant’s material breach of any other provision of any written agreement by and between the Participant and the Company or any of its subsidiaries; (iv) the Participant’s material violation of any applicable policy or code of conduct of the Company or any of its subsidiaries; (v) the Participant’s indictment for or commission of, or plea of nolo contendere to, any felony or any crime involving moral turpitude; or (vi) other conduct by the Participant that is or reasonably could be expected to be harmful to the business interests or reputation of the Company or any of its subsidiaries; provided, that if the Administrator determines, following termination of the Participant’s employment or other service for any reason other than Cause, that such termination could have been for Cause, then the Participant’s employment will be deemed to have been terminated for Cause for all purposes hereunder, retroactive to the date of such Participant’s termination of employment or other service.
“Change of Control”: The occurrence of any of the following events:
(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting securities;

(ii) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (in substantially the same proportions relative to each other as immediately prior to the transaction); or
(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets (it being understood that the sale or spinoff of one or more divisions of the Company will not necessarily constitute the sale or disposition of all or substantially all of the Company’s assets).
Further, for the avoidance of doubt, a transaction will not constitute a Change of Control if: (y) its sole purpose is to change the state of the Company’s incorporation; or (z) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Company”: Astra Space, Inc.
“Compensation Committee”: The compensation committee of the Board.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; (iii) a Change of Control; or (iv) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.
“Director”: A member of the Board who is not an Employee.
“Disability”: In the case of any Participant who is party to a currently effective employment, consulting, advisory, separation, severance or other agreement with the Company or any of its subsidiaries in which “disability” (or a similar term) is defined, “Disability” means the occurrence of a “disability” (or such similar term) pursuant to the terms of such agreement. In every other case, “Disability” means, as determined by the Administrator, the Participant’s absence from work for a period in excess of ninety (90) days in any twelve- (12) month period due to a disability that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).
“Employee”: Any person who is employed by the Company or any of its subsidiaries.
“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries; provided, that Employment, with respect to a Participant who receives an Award as an Employee, refers only to such Participant’s service as an Employee, except as the Administrator otherwise determines.
If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Treasury

Regulation § Section 1.409A-1(h), after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Treasury Regulation § 1.409A-1(h)(3). The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Treasury Regulation § 1.409A-1(h) for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported; or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award Agreement.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to an Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Astra Space, Inc. 2021 Omnibus Incentive Plan, as from time to time amended and in effect.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.
“Stock”: Class A common stock of the Company, par value $0.0001 per share.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Substitute Awards”: Awards granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

ASTRA

ASTRA SPACE, INC.
1900 SKYHAWK STREET
ALAMEDA, CA 94501

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V15245-Z85074

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASTRA SPACE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5:

1. Election of Directors

Nominees:

To be elected as Class III directors for a term expiring at the 2026 Annual Meeting of Stockholders:	For	Withhold
01) Michèle Flournoy	☐	☐
02) Michael Lehman	☐	☐
03) Lisa Nelson	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Supplement are available at www.proxyvote.com.

V15246-Z85074

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTRA SPACE, INC.

The undersigned hereby constitutes and appoints Axel Martinez and Matthew Sant, and each of them, attorneys in fact and proxies with full power of substitution, to represent the undersigned and vote, as provided on the other side, all the shares of Astra Space, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Astra Space, Inc. to be held June 8, 2023 or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the other side)